Exhibit 10.1

CREDIT AGREEMENT

DATED AS OF OCTOBER 30, 2020,

AMONG

THE NEW HOME COMPANY INC.,

The LENDERS and LC ISSUERS from

time to time party hereto

AND

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

___________________________

JPMORGAN CHASE BANK, N.A.,
BANK OF THE WEST and
CIBC Bank USA,
as Joint Lead Arrangers and Bookrunners

BANK OF THE WEST and
CIBC Bank USA,
as Co-Syndication Agents

CITIBANK, N.A. and
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Co-Documentation Agents

i

SCHEDULES

PRICING SCHEDULE

SCHEDULE 1 – Commitments

SCHEDULE 2 – LC Issuers’ LC Limits

SCHEDULE 3 – Guarantors

SCHEDULE 5.8 – Subsidiaries

EXHIBITS

EXHIBIT A – Form of Compliance Certificate

EXHIBIT B – Form of Assignment and Assumption Agreement

EXHIBIT C – Form of Borrowing Notice

EXHIBIT D – Form of Guaranty

EXHIBIT E – Form of Note

EXHIBIT F – Form of Borrowing Base Certificate

EXHIBIT G – Form of Increasing Lender Supplement

EXHIBIT H – Form of Augmenting Lender Supplement

EXHIBIT I – List of Closing Documents

v

CREDIT AGREEMENT

This Credit Agreement dated as of October 30, 2020, is among The New Home Company Inc., a Delaware corporation, the Lenders and LC Issuers from time to time party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1     Definitions. As used in this Agreement:

“ABR”, when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, bear interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of the Guarantors (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Advance for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means a borrowing hereunder made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, such Person’s Subsidiaries.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof. As of the date of this Agreement, the Aggregate Commitment is Sixty Million Dollars ($60,000,000).

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this Credit Agreement, as it may be amended or modified and in effect from time to time.

“Agreement Accounting Principles” is defined in Section 9.8.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one (1) month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one (1) month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.3 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.3(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.75%, such rate shall be deemed to be 1.75% for purposes of this Agreement.

“Ancillary Document” is defined in Section 14.2.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Fee Rate” means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the Available Aggregate Commitment at such time as set forth in the Pricing Schedule.

“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

“Applicable Parties” is defined in Section 10.3(c).

“Approved Electronic Platform” is defined in Section 10.3(a).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., Bank of the West and CIBC Bank USA, in their capacities as joint lead arrangers and joint bookrunners for the credit facility provided for herein.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignee Lender” is defined in Section 12.3(a).

“Augmenting Lender” is defined in Section 2.22.

“Authorized Officer” means any of the President, Chief Executive Officer, Chief Financial Officer, Senior Vice President of Finance, Vice President of Finance and Corporate Controller of the Borrower, and such other officers of the Borrower as the Borrower may designate from time to time in writing to the Administrative Agent, in each case, acting singly.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 3.3.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 3.3.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)     the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)     the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)     the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice,  on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)     for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)     the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)     the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)     for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)     in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)     in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3)     in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 3.3(c); or

(4)     in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Book Value” means, with respect to any Property at any time, the book value of such Property as determined in accordance with GAAP at such time; provided, however, that the “Book Value” of Model Units shall (a) include the incurred cost to build such Model Unit, plus all hardscape, landscape and other costs for improvements that are permanent fixtures, and (b) exclude costs for furnishings, sales offices and other personal property or improvements that are not permanent fixtures attached to such Model Unit.

“Borrower” means The New Home Company Inc., a Delaware corporation, and its successors and assigns.

“Borrowing Base” means an amount equal to the sum (without duplication) of the following assets of the Borrower and each Guarantor (but only to the extent that such assets, except with respect to clauses (i) and (ii) below, are Qualified Real Property Inventory, and are not subject to any Liens other than Permitted Liens):

(i)	one hundred percent (100%) of Unrestricted Cash in excess of the Minimum Liquidity Amount; plus

(ii)	ninety percent (90%) of escrow receivables payable to the Borrower in connection with Housing Unit Closings; plus

(iii)	the Book Value of Presold Units (excluding Presold Units located in Designated Condominium Projects), multiplied by ninety percent (90%); plus

(iv)	the Book Value of Model Units (excluding Model Units located in Designated Condominium Projects), multiplied by eighty percent (80%); plus

(v)

the Book Value of Spec Units (excluding (A) Spec Units located in Designated Condominium Projects and (B) such Spec Units, if any, as are excluded from the Borrowing Base pursuant to the provisions of Section 6.19(e)), multiplied by eighty percent (80%); plus

(vi)	the Book Value of Presold Units located in Designated Condominium Projects, multiplied by seventy-five percent (75%); plus

(vii)	the Book Value of Model Units located in Designated Condominium Projects, multiplied by seventy-five percent (75%); plus

(viii)

the Book Value of Spec Units located in Designated Condominium Projects (excluding such Spec Units, if any, as are excluded from the Borrowing Base pursuant to the provisions of Section 6.19(e)), multiplied by seventy-five percent (75%); plus

(ix)	the Book Value of Finished Lots, multiplied by sixty-five percent (65%); plus

(x)	the Book Value of Land Under Development, multiplied by sixty-five percent (65%); plus

(xi)	the Book Value of Entitled Land, multiplied by fifty percent (50%);

provided, however, that:

(1)	the Borrowing Base shall not include any amounts for Finished Lots, Land Under Development and Entitled Land to the extent the aggregate of such amounts exceed 40% of the Borrowing Base;

(2)	the amount included in the Borrowing Base for Entitled Land shall not exceed 12.5% of the Borrowing Base;

(3)

the advance rate for Spec Units (other than Model Units) shall decrease to 25% for any Housing Unit that has been a Spec Unit for more than 12 months; provided, however, that, notwithstanding the foregoing, the advance rate for Spec Units (other than Model Units) located in any Designated Condominium Project shall not decrease to 25% until such Housing Unit has been a Spec Unit for more than 24 months; and

(4)

the advance rate for Model Units shall decrease to 0% for any Housing Unit that has been a Model Unit for more than 180 days following the sale of the last production Housing Unit in the applicable project relating to such Model Unit.

“Borrowing Base Certificate” means a certificate executed by an Authorized Officer, substantially in the form of Exhibit F (with such modifications to such form as may be reasonably requested by the Administrative Agent or the Required Lenders from time to time), setting forth the Borrowing Base and the component calculations in respect of the foregoing.

“Borrowing Base Debt” at any date, without duplication (a) all indebtedness for borrowed money of the Loan Parties and their respective Subsidiaries determined on a consolidated basis (including, without limitation, all Loans); plus (b) all indebtedness for borrowed money with recourse to any limited or general partnership in which any Loan Party or any of their respective Subsidiaries is a general partner; plus (c) the sum of (i) all reimbursement obligations with respect to drawn Financial Letters of Credit and drawn Performance Letters of Credit (excluding any portion of the actual or potential obligations that are secured by cash collateral) and (ii) the maximum amount available to be drawn under all undrawn Financial Letters of Credit, in each case issued for the account of, or guaranteed by, any Loan Party or any of their respective Subsidiaries (excluding any portion of the actual or potential obligations that are secured by cash collateral); plus (d) the aggregate outstanding principal balance of indebtedness for borrowed money of third parties covered by repayment guarantees of any Loan Party or any of their respective Subsidiaries (excluding, however, any repayment guarantees of Secured Project Debt); plus (e) all Obligations (including all Rate Management Obligations to the extent due and owing) of any Loan Party and any of their respective Subsidiaries; and plus (f) Contingent Obligations that are due and payable at the time of determination; provided, however, “Borrowing Base Debt” excludes (i) Indebtedness of any Non-Guarantor Subsidiary or any other Person (other than the Borrower or a Guarantor) the assets of which are included in the consolidated balance sheet of the Borrower prepared in accordance with GAAP, (ii) Indebtedness of the Borrower to a Guarantor, a Guarantor to the Borrower, or a Guarantor to another Guarantor, (iii) Secured Project Debt permitted pursuant to Section 6.11, (iv) Subordinated Indebtedness permitted pursuant to Section 6.11, and (v) Non-Recourse Indebtedness permitted under Section 6.11; and provided further, however, that the amount included in the calculation of “Borrowing Base Debt” under clause (b) above, shall be limited, in each instance, to an amount not to exceed (1) the lesser of (A) the net assets of the Loan Party (or the applicable Subsidiary, as the case may be) that is the general partner of such partnership as of the most-recent completed fiscal quarter for which internal financial statements are available to the Borrower, and (B) the amount of such indebtedness for borrowed money to the extent that there is recourse, by contract or operation of law, to the property or assets of such Loan Party (or the applicable Subsidiary, as the case may be); or (2) if less than the amount determined pursuant to clause (1) immediately above, the actual amount of such indebtedness for borrowed money that is recourse to such Loan Party (or the applicable Subsidiary, as the case may be), if the indebtedness is evidenced by a writing and is for a determinable amount.

“Borrowing Date” means a date on which an Advance is made or a Facility LC is issued hereunder.

“Borrowing Notice” is defined in Section 2.7.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Advance, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of any Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles (utilizing GAAP as in effect on December 31, 2018).

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles (utilizing GAAP as in effect on December 31, 2018).

“Cash Collateralize” means to deposit in the Facility LC Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the applicable LC Issuers or Lenders, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable LC Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable LC Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means Investments that would be set forth in a consolidated balance sheet of the Borrower in conformity with Agreement Accounting Principles under the heading “cash and cash equivalents.”

“CC&Rs” means covenants, conditions and restrictions relating to the ownership, development or operation of real property.

“Change in Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Borrower on a fully diluted basis; or (ii) a “change in control” or “fundamental change” (or any other defined term having a similar purpose) as defined in the documents governing any Material Indebtedness and giving rise to a right to payment or purchase prior to scheduled maturity or an exercise of rights and remedies thereunder or in respect thereof.

“Change in Law” is defined in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Co-Documentation Agents” means Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch, in their capacities as co-documentation agents for the credit facility provided for herein.

“Collateral Shortfall Amount” is defined in Section 8.1.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower, in an amount not exceeding the amount set forth in Schedule 1, as it may be modified (i) pursuant to Section 2.6, (ii) as a result of any assignment that has become effective pursuant to Section 12.3(c) or (iii) otherwise from time to time pursuant to the terms hereof.

“Commitment Fee” is defined in Section 2.4.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Communications” is defined in Section 10.3(c).

“Consolidated EBITDA” means, for any period, without duplication, the following, all as determined on a consolidated basis for the Borrower in conformity with Agreement Accounting Principles,

(i)	Consolidated Net Income, plus

(ii)

to the extent deducted from revenues in determining the Consolidated Net Income of the Borrower, (a) Consolidated Interest Expense, (b) expenses for income taxes paid or accrued, (c) depreciation expense, (d) amortization expense, (e) other non-cash charges and expenses, (f) any losses arising outside of the ordinary course of business, and (g) transaction costs and restructuring charges required to be expensed under ASC 805, less

(iii)	to the extent added to revenues in determining the Consolidated Net Income of the Borrower, any gains arising outside of the ordinary course of business.

“Consolidated Indebtedness” means, at any date, the sum of (i) all Borrowing Base Debt, plus (ii) all Secured Project Debt, plus (iii) all Non-Recourse Indebtedness, plus (iv) all Subordinated Indebtedness, plus (v) the amount of all liabilities (without duplication of any liabilities included in Borrowing Base Debt, Secured Project Debt, Non-Recourse Indebtedness or Subordinated Indebtedness) reflected on the most recently delivered consolidated balance sheet of the Borrower prepared in conformity with Agreement Accounting Principles, but excluding all liabilities (other than indebtedness for financing insurance premiums) from such balance sheet consisting of the amounts listed under the line items for (1) “Accounts Payable,” (2) “Accrued Liabilities,” and (3) “Other” or any other line item for similar liabilities, including, without limitation, liabilities related to inventory not owned, warranty reserves, legal reserves, accrued tax liabilities and accrued payroll liabilities; provided, however, that in no event shall the amounts described in this clause (3) include any indebtedness for borrowed money.

“Consolidated Interest Expense” means, for any period and without duplication, the aggregate amount of interest which, in conformity with Agreement Accounting Principles, would be set opposite the caption “interest expense” or any like caption on a consolidated income statement for the Borrower and its Subsidiaries, including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers’ acceptance financing, the net costs associated with Rate Management Transactions, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premiums, if any, and all other noncash interest expense, other than interest and other charges amortized to cost of sales. Consolidated Interest Expense includes, with respect to the Borrower and its Subsidiaries, without duplication, all interest included as a component of cost of sales for such period.

“Consolidated Interest Incurred” means, for any period and without duplication and determined in each case in accordance with Agreement Accounting Principles on a consolidated basis, the aggregate amount of interest incurred, whether such interest was expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period, by the Borrower, including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers’ acceptance financing, the net costs associated with Rate Management Transactions, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premiums, if any, and all other noncash interest expense, but excluding interest and other charges amortized to cost of sales. Consolidated Interest Incurred includes, with respect to the Borrower and the Guarantors, without duplication, all interest attributable to discontinued operations for such period and all interest actually paid by the Borrower or any Guarantor under any Contingent Obligation during such period.

“Consolidated Net Income” means, for any period, the net income of the Borrower on a consolidated basis for such period, determined in conformity with Agreement Accounting Principles.

“Consolidated Tangible Net Worth” means, at any date, (a) the stockholders’ equity of the Borrower (or other Person to the extent the context so requires) determined on a consolidated basis in conformity with Agreement Accounting Principles (but excluding any such stockholders’ equity of the Borrower in any Financial Services Subsidiary) less (b) (i) its consolidated intangible assets determined in accordance with Agreement Accounting Principles (but excluding any such intangible assets of the Borrower in any Financial Services Subsidiary), and (ii) loans and advances to directors, officers and employees of the Borrower (excluding (A) loans for purposes of exercising options to purchase capital stock in the Borrower to the extent not otherwise netted out in the determination of stockholders’ equity, (B) any arms-length mortgage loans made by any Subsidiary in the ordinary course of such Subsidiary’s business, and (C) any advances made to employees in the ordinary course of business for travel and other items not to exceed $500,000 outstanding in the aggregate at any one time); provided, however, that, the Consolidated Tangible Net Worth shall be reduced by the amount of the CTNW Adjustment, if any. “CTNW Adjustment” equals, for any quarter, the amount by which the aggregate amount of Investments of cash and other property in unconsolidated Joint Ventures (valued in accordance with GAAP, and net of any returns of capital with respect to such Investments (including by dividend, distribution or sale)); for the avoidance of doubt, any undistributed earnings of a Joint Venture shall not constitute an Investment therein), exceeds 35% of Consolidated Tangible Net Worth as calculated pursuant to the foregoing sentence (without giving effect to the proviso).

By way of example, if Consolidated Tangible Net Worth equals $250 million, of which $90 million is Investments of cash and other property in unconsolidated Joint Ventures, then the CTNW Adjustment shall be calculated as follows:

$250 million x 35% = $87.5 million

$90 million - $87.5 million = $2.5 million = CTNW Adjustment

$250 million - $2.5 million (CTNW Adjustment) = $247.5 million = Consolidated Tangible Net Worth, as adjusted for purposes of financial covenant calculations under this Agreement

“Consolidated Tangible Net Worth Test” is defined in Section 6.19(a).

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any operating agreement or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.

“Conversion/Continuation Notice” is defined in Section 2.8.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Co-Syndication Agents” means Bank of the West and CIBC Bank USA, in their capacities as co-syndication agents for the credit facility provided for herein.

“Covered Entity” means any of the following:

(i)     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)     a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to the Administrative Agent, any LC Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs) within two (2) Business Days after the date when due, (b) has notified the Borrower, the Administrative Agent or any LC Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (other than an Undisclosed Administration), including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Borrower, the LC Issuers and each Lender.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable.

“Designated Condominium Project” means any residential project owned by a Loan Party that includes (a) stacked flat or podium condominium units located in a multi-story building, and/or (b) any other attached building with ten (10) or more units.

“Designated Subsidiary” means each wholly-owned Subsidiary (other than a Financial Services Subsidiary).

“Dollar” and “$” means the lawful currency of the United States of America.

“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:

(1)     a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least ten currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)     the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which all of the conditions specified in Section 4.1 are satisfied.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (i) a Lender (ii) an Approved Fund; (iii) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization; (iv) a commercial bank organized under the laws of any other country that is a member of the OECD or a political subdivision of any such country, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (iv); or (v) the central bank of any country that is a member of the OECD; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

“Entitled Land” means one or more parcels of land owned by the Borrower or any Guarantor which are zoned for the construction of single-family dwellings, whether detached or attached (excluding mobile homes); provided, however, that the term “Entitled Land” shall not include Land Under Development, Finished Lots or any real property upon which the construction of Housing Units has commenced (as described in the definition of “Housing Unit”).

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) personal injury or property damage relating to the release or discharge of pollutants, contaminants, hazardous substances or wastes, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency”, when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” is defined in Section 7.1.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any “keepwell, support or other agreement”, as defined in the Commodity Exchange Act, that supports the obligations of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by the other Guarantors) at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or applicable Lending Installation, the LC Issuers, and the Administrative Agent (each a “Recipient”) or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any withholding tax that is imposed on amounts payable to such Lender pursuant to the laws in effect at the time such Lender becomes a party to this Agreement or designates a new Lending Installation, except in each case to the extent that, pursuant to Section 3.5(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Installation, or is attributable to the Non-U.S. Lender’s failure to comply with Section 3.5(f), (c) Taxes attributable to such Recipient’s failure to comply with Section 3.5(f) and (d) any U.S. federal withholding taxes imposed by FATCA.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of May 10, 2016, as amended, restated, supplemented or otherwise modified, among the Borrower, the lenders party thereto and U.S. Bank National Association d/b/a Housing Capital Company, a national banking association, as administrative agent.

“Facility LC” is defined in Section 2.17(a).

“Facility LC Application” is defined in Section 2.17(c).

“Facility LC Collateral Account” is defined in Section 2.17(k).

“Facility LC Sublimit” means Thirty Million Dollars ($30,000,000).

“Facility Termination Date” means April 30, 2023, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Letter of Credit” means a Letter of Credit that is not a Performance Letter of Credit.

“Financial Services Subsidiary” means a Subsidiary engaged exclusively in mortgage banking (including mortgage origination, loan servicing, mortgage broker and title and escrow businesses), homeowners’ insurance, warranty coverage, mortgage servicing, securities issuance, bond administration and management services and related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other activities ancillary thereto.

“Finished Lots” means one or more parcels of land owned by the Borrower or any Guarantor which are divided into legally conveyable lots designated for residential construction and use (excluding mobile homes) and as to which (a) a final subdivision plat or map has been approved by all relevant Governmental Authorities and recorded in the official records of the county in which such lot is located, (b) utilities have been stubbed and utility services are available, (c) vehicle access is available to and from a publicly dedicated street or from a private road, and (d) building permits for the construction of Housing Units may be issued without satisfaction of additional conditions, other than the payment of applicable fees; provided, however, that the term “Finished Lots” shall not include any real property upon which the construction of a Housing Unit has commenced (as described in the definition of “Housing Unit”).

“Fitch” means Fitch Ratings Inc.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate. As of the Effective Date, the Floor is 0.75% per annum.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any LC Issuer, such Defaulting Lender’s ratable share of the LC Obligations with respect to Facility LCs issued by such LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, subject at all times to Section 9.8.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervisory Practices or any successor or similar authority to any of the foregoing).

“Guarantor” means the Subsidiaries listed on Schedule 3 hereto, and each Subsidiary that becomes a party to the Guaranty after the date hereof pursuant to the terms of Section 6.20(a), and their respective successors and assigns (excluding any Guarantor released from the Guaranty in accordance with the terms of this Agreement).

“Guaranty” means that Guaranty, in the form attached hereto as Exhibit D, dated as of October 30, 2020, executed or joined by each Guarantor in favor of the Administrative Agent and the Lenders, as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time pursuant to the terms hereof and thereof.

“Hazardous Material” means any explosive or radioactive substances or wastes, any hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and any other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Highest Lawful Rate” means, on any day, the maximum non-usurious rate of interest permitted for that day by applicable federal or state law, stated as a rate per annum.

“Housing Unit” means a single-family dwelling (where construction has commenced), whether detached or attached (including condominiums but excluding mobile homes), including the parcel of land on which such dwelling is located, that is or will be available for sale by the Borrower or a Guarantor. The construction of a Housing Unit shall be deemed to have commenced upon commencement of the trenching for the foundation of the Housing Unit.  Each “Housing Unit” is either a Presold Unit, a Spec Unit or a Model Unit.

“Housing Unit Closing” means a closing of the sale of a Housing Unit by the Borrower or a Guarantor to a bona fide purchaser for value.

“IBA” is defined in Section 1.4.

“Impacted Interest Period” is defined in the definition of “LIBO Rate.”

“Increasing Lender” is defined in Section 2.22.

“Indebtedness” of a Person means, at the time of computation thereof, without duplication, such Person’s:

(i)	obligations for borrowed money,

(ii)

obligations representing the deferred purchase price of Property or services (other than (A) trade accounts payable and accrued expenses arising or occurring in the ordinary course of such Person’s business, and (B) obligations evidenced by the Permitted Liens described in clause (vi) of the definition of Permitted Liens, and (C) any earn-out, profit participation or other contingent purchase price obligation until such obligation appears or should appear in the liabilities section of the balance sheet of such Person and is not paid within 30 days of such date),

(iii)

obligations, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person (other than the obligations evidenced by the Permitted Liens described in clause (vi) of the definition of Permitted Liens),

(iv)	obligations which are evidenced by notes, bonds, debentures, or other similar instruments,

(v)	Capitalized Lease Obligations,

(vi)	Net Mark-to-Market Exposure under Rate Management Transactions,

(vii)

Contingent Obligations, including all liabilities and obligations of others of the kind described in clauses (i) through (vi) and (viii) that such Person has guaranteed, or that are secured by Liens on Property now or hereafter owned or acquired by such Person (other than the obligations evidenced by the Permitted Liens described in clause (vi) of the definition of Permitted Liens) or that are otherwise the legal liability of such Person,

(viii)

reimbursement obligations for which such Person is obligated with respect to a Letter of Credit (which shall be included in the face amount of such Letter of Credit, whether or not such reimbursement obligations are due and payable), provided, however, that any Performance Letter of Credit shall not be included in Indebtedness unless and until such Letter of Credit is drawn upon and such draw is not reimbursed within 10 Business Days following such draw, and

(ix)	all funded debt with recourse to any limited or general partnership in which any Loan Party or any of their respective Subsidiaries is a general partner.

Indebtedness includes, without limitation, in the case of the Borrower, the Obligations (subject to clause (viii) above).

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes and Other Taxes.

“Indenture” means the Indenture dated as of October 28, 2020, among the Borrower, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Interest Coverage Ratio” means, as of the last day of any fiscal quarter, (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date to (b) Consolidated Interest Incurred for the period of four consecutive fiscal quarters ending on such date.

“Interest Coverage Test” is defined in Section 6.19(d).

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Facility Termination Date and (b) with respect to any Eurocurrency Loan, the last day of each Interest Period applicable to the Advance of which such Loan is a part and, in the case of a Eurocurrency Advance with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Facility Termination Date.

“Interest Period” means, with respect to a Eurocurrency Advance, a period of one (1) week or one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end (i) on the corresponding day in the following week for a one (1) week Interest Period or (ii) on the day which corresponds numerically to such date one (1), two (2), three (3) or six (6) months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that, other than with respect to an Interest Period of one (1) week, if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Inventory Valuation Date” means the last day of the most recent calendar month with respect to which the Borrower has or is required to have delivered a Borrowing Base Certificate pursuant to Section 6.1(f) hereof.

“Investment” of a Person means (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; (b) stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities (including warrants or options to purchase securities) owned by such Person; (c) any deposit accounts and certificate of deposit owned by such Person; and (d) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Joint Venture” means a joint venture (whether in the form of a corporation, a partnership, limited liability company or otherwise) (a) to which the Borrower or any other Loan Party is or becomes a party (other than tenancies in common), and (b) whether or not the Borrower is required to consolidate the joint venture in its financial statements in accordance with the Agreement Accounting Principles. For the purposes of this definition, the Borrower’s or other Loan Party’s investment in a joint venture shall be deemed to include any Capital Stock of the joint venture owned by the Borrower or such Loan Party, any loans or advances to the Borrower or such Loan Party from the joint venture, and any contractual commitment, arrangement or other agreement by the Borrower or such Loan Party to provide funds or credit to the joint venture.

“Land Under Development” means one or more parcels of land owned by the Borrower or any Guarantor which are zoned for the construction of single-family dwelling units, whether attached or detached (excluding mobile homes) and upon which the construction of site improvements has commenced and is proceeding; provided, however, that the term “Land Under Development” shall not include (i) Finished Lots, (ii) Entitled Land, (iii) any real property upon which the construction of a Housing Unit has commenced, or (iv) vacant land held by the Borrower or any Guarantor for future development or sale and designated as inactive land in the footnotes to the Borrower’s or such Guarantor’s financial statements.

“LC Disbursement” means a payment made by any LC Issuer pursuant to a Facility LC.

“LC Fee” is defined in Section 2.17(d).

“LC Issuer” means each Lender that agrees, at the Borrower’s request, to issue Facility LCs hereunder (or any subsidiary or affiliate of such Lender designated by such Lender), each in its capacity as issuer of Facility LCs hereunder. As of the date hereof, each of JPMorgan Chase Bank, N.A., Bank of the West, CIBC Bank USA, Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch is an LC Issuer.

“LC Issuer’s LC Limit” means, with respect to a Lender, the amount with respect to such Lender set forth in Schedule 2 hereto or such higher or lower amount as shall be agreed by such Lender and the Borrower (but not to exceed, in the aggregate as to all LC Issuers, $30,000,000).

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 2.17(e).

“Lenders” means the lending institutions party to this Agreement and their respective successors and assigns.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereto or listed on its Administrative Questionnaire (in the case of a Lender) or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.15.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Leverage Ratio” means, as of any date of calculation, the ratio (expressed as a percentage) of (i) (A) Consolidated Indebtedness outstanding on such date less (B) Unrestricted Cash in excess of the Minimum Liquidity Amount on such date to (ii) (A) the sum of Consolidated Indebtedness on such date plus (B) Consolidated Tangible Net Worth on such date less (C) Unrestricted Cash in excess of the Minimum Liquidity Amount on such date.

“Leverage Test” is defined in Section 6.19(b).

“LIBO Rate” means, with respect to any Eurocurrency Advance for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Advance for any Interest Period, LIBOR as administered by the IBA (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period as displayed on such day and time on page LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than 0.75%, such rate shall be deemed to be 0.75% for the purposes of this Agreement.

“LIBOR” means the London interbank offered rate.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Loan Documents” means this Agreement, the Facility LC Applications, the Guaranty, any Note and any other instruments, documents and agreements executed by the Borrower or any Guarantor for the benefit of the Administrative Agent, any LC Issuer or any Lender in connection with this Agreement.

“Loan Party” or “Loan Parties” means, individually or collectively, the Borrower and each Guarantor.

“Marketable Securities” means Investments that would be set forth in a consolidated balance sheet of the Borrower (in a manner consistent with the financial statements referenced in Section 5.4) under the heading “marketable securities.”

“Material Adverse Effect” means a material adverse effect, based on commercially reasonable standards, on (i) the business, Property, financial condition, or results of operations of the Borrower and the Guarantors, taken as a whole, (ii) the ability of the Borrower and the Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents, or (iii) the validity or enforceability under applicable law of any of the Loan Documents or the rights or remedies of the Administrative Agent, the Lenders or any LC Issuer thereunder (except that, as to clause (iii), a Material Adverse Effect may not result solely from the acts or omissions of the Administrative Agent or any Lender). Items disclosed by the Borrower in its form 10-Q, form 10-K or any other filings with the Securities and Exchange Commission shall not be deemed to have a Material Adverse Effect solely because of such disclosure, and the existence and content of such disclosure shall not be prima facie evidence of a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (excluding Non-Recourse Indebtedness) of the Borrower or any Guarantor in an outstanding principal amount of $7,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Material Non-Recourse Indebtedness” means Non-Recourse Indebtedness (other than purchase money Non-Recourse Indebtedness) of the Borrower or any Guarantor in an outstanding principal amount of $20,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

“Material Non-Recourse Indebtedness Agreement” means any agreement under which any Material Non-Recourse Indebtedness was created or is governed or which provides for the incurrence of Non-Recourse Indebtedness in an amount which would constitute Material Non-Recourse Indebtedness (whether or not an amount of Non-Recourse Indebtedness constituting Material Non-Recourse Indebtedness is outstanding thereunder).

“Material Portion” has the meaning set forth in Section 6.13(c).

“Minimum Collateral Amount” means, with respect to a Defaulting Lender, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of each LC Issuer with respect to such Defaulting Lender for all Facility LCs issued and outstanding at such time and (ii) otherwise, such lesser amount determined by the Administrative Agent and the applicable LC Issuer in their sole discretion.

“Minimum Liquidity Amount” has the meaning set forth in Section 6.19(c).

“Model Unit” means a Housing Unit constructed initially for inspection by prospective purchasers that is not intended to be sold until all or substantially all other Housing Units in the applicable subdivision are sold.

“Modify” and “Modification” are defined in Section 2.17(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any ERISA Affiliate is a party to which more than one employer is obligated to make contributions.

“Net Leverage Ratio” means, as of any date of calculation, the ratio (expressed as a percentage) of (i) (A) Consolidated Indebtedness outstanding on such date less (B) Unrestricted Cash to (ii) (A) the sum of Consolidated Indebtedness on such date less (B) Unrestricted Cash plus (C) the stockholders’ equity of the Borrower (or other Person to the extent the context so requires) determined on a consolidated basis in conformity with Agreement Accounting Principles (but excluding any such stockholders’ equity of the Borrower in any Financial Services Subsidiary on such date).

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

“Net Worth” means, at any date as to each Designated Subsidiary, the sum of (A) all stockholders’ equity of such Designated Subsidiary, less (B) all loans or advances made by such Designated Subsidiary to the Borrower or any Guarantor and outstanding at such date, all as determined on a consolidated basis in conformity with Agreement Accounting Principles.

“Non-Cash Collateralized Letters of Credit” is defined in Section 2.17(l).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” means each Subsidiary of the Borrower that is not a Guarantor.

“Non-Recourse Indebtedness” means, with respect to any Person, Indebtedness of such Person (i) for which the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and for which no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness, or (ii) that refinances Indebtedness described in clause (i) and for which the recourse is limited to the same extent described in clause (i). Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse for (i) environmental warranties or indemnities, (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics liens or (iii) similar matters customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate.

“Non-U.S. Lender” means a Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” is defined in Section 2.12(d).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all Rate Management Obligations provided by the Administrative Agent or any other Lender or any Affiliate of any of the foregoing, all accrued and unpaid fees, and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent, any LC Issuer or any indemnified party arising under the Loan Documents; provided, that obligations in respect of Rate Management Obligations shall only constitute “Obligations” if owed to the Administrative Agent or an Affiliate of the Administrative Agent or if the Administrative Agent shall have received notice from the relevant Lender not later than sixty (60) days after such Rate Management Obligations have been provided; provided, further, that “Obligations” shall exclude all Excluded Swap Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to a Lender’s assignment of its interest in the Loan that would not otherwise be owing but for such assignment.

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“PAPA” means an arrangement which provides for future payments due to the sellers of real property, which future payments may be made at the time of the sale of homes constructed on such real property (or on a date related to the sale or failure to sell such homes) and which payments may be contingent on the sale price of such homes, which arrangement may include (a) adjustments to the land purchase price, (b) profit participations, (c) community marketing fees and community enhancement fees and (d) reimbursable costs paid by the land developer.

“Participant Register” is defined in Section 12.2(c).

“Participants” is defined in Section 12.2(a).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute and any regulations promulgated thereunder.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Performance Letter of Credit” means any Letter of Credit issued: (a) on behalf of a Person in favor of a Governmental Authority, including, without limitation, any utility, water, or sewer authority, or other similar entity, for the purpose of assuring such Governmental Authority that such Person or other Loan Party will properly and timely complete work it has agreed to perform for the benefit of such Governmental Authority; (b) in lieu of cash deposits to obtain a license, in place of a utility deposit, or for land option contracts; or (c) in lieu of other contract performance, to secure performance warranties payable upon breach, and to secure the performance of labor and materials, including, without limitation, construction, bid, and performance bonds.

“Permitted Acquisition” means any Acquisition of or Investment in a business or entity (including Investments in Joint Ventures) made by the Borrower or any of its Subsidiaries, provided that, (a) as of the date of the consummation of such Acquisition or Investment, no Event of Default shall have occurred and be continuing or would result from such Acquisition or Investment, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition or Investment, (b) the business to be invested in or acquired in such Investment or Acquisition is in a Related Business or, if not in a Related Business, such transaction is in compliance with the provisions of Section 6.14(v), and (c) the Borrower shall have furnished to the Administrative Agent a certificate, signed by an Authorized Officer (i) certifying that, taking into account such Acquisition or Investment, no Event of Default exists and, (ii) demonstrating in reasonable detail, as of the last day of the quarter most recently ended prior to the date of such Acquisition or Investment, pro forma compliance with the Consolidated Tangible Net Worth Test and the Leverage Test, in each case calculated as if such Acquisition or Investment, including the consideration therefor, had been consummated on such day.

“Permitted Dispositions” means, as to the Borrower or any Guarantor, any of the following:

(i)     Dispositions of assets in the ordinary course of business, together with any disposition of operations or divisions discontinued or to be discontinued.

(ii)     Any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property.

(iii)     The lapse or abandonment of intellectual property of the Borrower or any Guarantor to the extent, as determined by the Borrower in the exercise of its commercial judgment, not economically desirable in the conduct of their business.

(iv)     The use of cash and Cash Equivalents to the extent not otherwise prohibited by this Agreement.

(v)     Dispositions of Property to the extent that (A) such Property is exchanged for credit against the purchase price of other Property or (B) the proceeds of such disposition are promptly applied to the purchase price of such other Property.

(vi)     Any merger or consolidation permitted by Section 6.12 hereof.

(vii)     The sale or issuance of any Capital Stock by a Subsidiary to the Borrower or a Wholly-Owned Subsidiary.

(viii)     Any single transaction or series of related transactions that involves Property having a fair market value of less than $25,000.

“Permitted Liens” means, as to the Borrower or any Guarantor, any of the following:

(i)

Liens for taxes, assessments or governmental charges or levies on the Borrower’s or such Guarantor’s Property if the same (A) shall not at the time be delinquent or thereafter can be paid without penalty, or (B) are not being foreclosed (or any such proceedings have been stayed), are being contested in good faith and by appropriate proceedings, the encumbered Property is not (in the Administrative Agent’s reasonable determination) in danger of being lost or forfeited by reason thereof, and for which adequate reserves shall have been established on the Borrower’s or such Guarantor’s books in accordance with Agreement Accounting Principles.

(ii)

Liens imposed by law, such as carriers’, warehousemen’s, mechanics’ and materialmen’s Liens and other similar Liens arising in the ordinary course of business with respect to amounts that either (A) are not yet delinquent, or (B) are delinquent but are not being foreclosed (or any such proceedings have been stayed), are being contested in a timely manner in good faith by appropriate proceedings and the encumbered Property is not, in the Administrative Agent’s reasonable determination, in danger of being lost or forfeited by reason thereof, and for which adequate reserves shall have been established on the Borrower’s or Guarantor’s books in accordance with Agreement Accounting Principles.

(iii)

Utility easements, rights of way, zoning restrictions, CC&Rs, reservations, and such other burdens, encumbrances or charges against real property, or other minor irregularities of title, as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use or value thereof or the sale thereof in the ordinary course of business of the Borrower or such Guarantor.

(iv)

Easements, dedications, assessment district or similar Liens in connection with municipal financing and other similar encumbrances or charges, in each case reasonably necessary or appropriate for the development of real property of the Borrower or such Guarantor, and which are granted in the ordinary course of the business of the Borrower or such Guarantor, and which in the aggregate do not materially burden or impair the fair market value, sale or use of such real property (or the project to which it is related) for the purposes for which it is or may reasonably be expected to be held.

(v)

Any option or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property, including Liens granted to secure the foregoing obligations.

(vi)

(A) Any agreement or contract to participate in the income or revenue or to pay lot premiums, in each case derived from the sale of real Property and granted in the ordinary course of business, (B) any other PAPA, and (C) any Liens granted to secure the obligations described in the preceding clauses (A) or (B).

(vii)

Easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of property affecting real property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held, together with Liens securing obligations arising in connection with joint development agreements with third parties to perform and/or pay for or reimbursement the costs of construction and/or development related to or benefiting the real property of the Borrower or a Guarantor, as the case may be, on the one hand, and the property of a third party, on the other hand.

(viii)

Liens for homeowner and property owner association developments and assessments if (A) the obligations secured by such Liens are not delinquent or thereafter can be paid without penalty, or (B) such Liens are not being foreclosed (or any such proceedings have been stayed), are being contested in good faith and by appropriate proceedings, the Property encumbered thereby is not in danger of being lost or forfeited by reason thereof, and adequate reserves therefor shall have been established on the Borrower’s or such Guarantor’s books in accordance with Agreement Accounting Principles.

(ix)	Liens securing the Obligations.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any ERISA Affiliate may have any liability.

“Presold Unit” means a Housing Unit owned by the Borrower or any Guarantor that is subject to a bona fide written agreement between the Borrower or such Guarantor and a third Person purchaser for sale in the ordinary course of the Borrower’s or such Guarantor’s business of such Housing Unit and the related lot, accompanied by a cash earnest money deposit or down payment in an amount that is customary, and subject only to ordinary and customary contingencies to the purchaser’s obligation to buy the Housing Unit and related lot.

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment, provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (a) such Lender’s Outstanding Credit Exposure at such time by (b) the Aggregate Outstanding Credit Exposure at such time; and provided, further, that when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment (except that no Lender is required to fund or participate in Loans or Facility LCs to the extent that, after giving effect thereto, the aggregate amount of its outstanding Loans and funded or unfunded participations in Facility LCs would exceed the amount of its Commitment (determined as though no Defaulting Lender existed)).

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Indebtedness” means Indebtedness evidenced by notes, debentures, or other similar instruments issued after the date of this Agreement pursuant to either (i) a registered public offering or (ii) a private placement of such instruments in accordance with an exemption from registration under the Securities Act of 1933 and/or the Securities Exchange Act of 1934 or similar law.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“Qualified Bank” means (a) any Lender or any Affiliate of a Lender, or (b) a bank that has, or is a Wholly-Owned Subsidiary of a corporation that has, (i) an unsecured long-term debt rating of not less than BBB+ from S&P or Baa1 from Moody’s and (ii) if its unsecured short-term debt is rated, an unsecured short-term debt rating of A2 from S&P or P2 from Moody’s. For the avoidance of doubt, neither the Borrower nor an Affiliate of the Borrower shall qualify as a Qualified Bank.

“Qualified Real Property Inventory” means, as of any date, Real Property Inventory that is not subject to or encumbered by any deed of trust, mortgage, judgment Lien, or any other Lien (other than a Permitted Lien), and which (i) is not subject to any pending condemnation proceeding, (ii) is not subject to or impaired by any environmental contamination or problem, soils problem or other problem or issue that would materially impair the value thereof or make it unsuitable for a residential project, and (iii) is in compliance in all material respects with all Environmental Laws.

“Quarterly Payment Date” means the last Business Day of each calendar quarter.

“Rate Management Obligations” means any and all obligations of the Borrower or any Guarantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower or any Guarantor (or other Person as the context may require) which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Rating Agencies” means Fitch, Moody’s and S&P.

“Real Property Inventory” means, as of any date, land that is owned by any Loan Party, which land is being developed or held for future development or sale of residential housing projects, together with the right, title and interest of the Loan Party in and to the streets, the land lying in the bed of any streets, roads or avenues, open or proposed, in or of, the air space and development rights pertaining thereto and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging in or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting such land and all royalties and rights appertaining to the use and enjoyment of such land necessary for the residential development of such land, together with all of the buildings and other improvements now or hereafter erected on such land, and any fixtures appurtenant thereto and all related personal property.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” is defined in Section 12.3(g).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.17 to reimburse the LC Issuers for LC Disbursements in respect of any drawing under any Facility LC.

“Related Business” means any of the following lines of business or business activity of the type conducted by the Borrower and its Subsidiaries on the date hereof: (i) the home building business, (ii) the residential mortgage loan business, (iii) the real estate development business, (iv) the insurance business, (v) the title insurance agency and settlement business, (vi) the insurance agency business, and (vii) any line of business ancillary, complementary, or reasonably related to, or a reasonable extension, development, or expansion of, or necessary to, the businesses described in clauses (i) through (vi) of this definition.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“Replacement Lender” is defined in Section 2.18.

“Reports” is defined in Section 9.6(a).

“Required Lenders” means Lenders in the aggregate having greater than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than 50% of the Aggregate Outstanding Credit Exposure. The Commitments and Outstanding Credit Exposure of any Defaulting Lender shall be disregarded in determining the Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Capital Stock in the Borrower or any Subsidiary thereof, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock in the Borrower or any Subsidiary thereof or any option, warrant or other right to acquire any such Capital Stock in the Borrower or any Subsidiary thereof.

“Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Schedule” refers to a schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Project Debt” means Indebtedness for borrowed money of (including any Contingent Obligations issued in support thereof by) the Borrower or any Subsidiary of the Borrower secured by any Property of the Borrower or any other Loan Party.

“Senior Notes” means the notes issued under the Indenture.

“Senior Officer” means each of the Authorized Officers and the General Counsel of the Borrower.

“Significant Designated Subsidiary” means any Designated Subsidiary that (a) has a Net Worth equal to or exceeding $1,000,000, or (b) is a guarantor of any of the Borrower’s obligations under the Senior Notes.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Spec Unit” means any Housing Unit owned by the Borrower or any Guarantor that is not a Presold Unit or a Model Unit.

“Spec Unit Inventory Test” is defined in Section 6.19(e).

“Stated Rate” is defined in Section 2.19.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is contractually subordinated in right of payment to the payment of the Obligations (a) in the case of Indebtedness constituting Public Indebtedness, pursuant to market and generally accepted subordination terms governing such Public Indebtedness and (b) in all other cases, pursuant to subordination terms reasonably satisfactory to the Required Lenders and (in each case) none of the principal of which is payable until at least 180 days after the Facility Termination Date (other than pursuant to customary change of control and asset sale redemption provisions). Subordinated Indebtedness shall specifically not include Indebtedness of any Guarantor to the Borrower or the Borrower to any Guarantor.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substantial Portion” means, with respect to the Property of the Borrower and the Guarantors, Property which represents more than 10% of the consolidated assets of the Borrower taken as a whole as would be shown in the consolidated financial statements of the Borrower as at the beginning of the fiscal quarter in which such determination is made.

“Swap Obligation” means, with respect to the Borrower or any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto, imposed by any Governmental Authority.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the reasonable determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.3 that is not Term SOFR.

“Type” means, with respect to any Advance, its nature as an ABR Advance or a Eurocurrency Advance and with respect to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, in relation to a Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unrestricted Cash” means cash, Cash Equivalents and Marketable Securities of the Borrower and the Guarantors that are free and clear of all Liens (other than Liens in favor of the Administrative Agent and Lenders securing the Obligations) and not subject to any restrictions (other than with respect to costs of liquidating certain Cash Equivalents prior to maturity).

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary of which 100% of the beneficial ownership interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the beneficial ownership interests shall at the time be so owned or controlled.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2     Loan Classes. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurocurrency Loan” or an “ABR Loan”). Advances also may be classified and referred to by Type (e.g., a “Eurocurrency Advance” or an “ABR Advance”).

Section 1.3     Other Definitional Terms; Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision. References to Sections, Articles, Exhibits, and Schedules are to this Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “shall” and “will” have the same meaning as the term “must.” Unless the context otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.” All covenants, terms, definitions or other provisions incorporated by reference to other agreements are incorporated into this Agreement as if fully set forth herein, and such incorporation includes all necessary definitions and related provisions from such other agreements, but includes only amendments thereto agreed to by the Lenders, and survives any termination of such other agreements until the Obligations are irrevocably paid in full (other than inchoate indemnity obligations and Obligations that have been Cash Collateralized), all Facility LCs have expired without renewal or been returned to the applicable LC Issuer, and the Commitments are terminated. Any reference to any law includes all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and, unless otherwise specified, refers to such law as amended, modified, supplemented, replaced, or succeeded from time to time. references to any document, instrument or agreement (a) include all exhibits, schedules and other attachments thereto, (b) include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time.

Section 1.4     LIBOR Notification. The interest rate on Eurocurrency Advances is determined by reference to the LIBO Rate, which is derived from LIBOR. LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the United Kingdom Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting LIBOR. As a result, it is possible that commencing in 2022, LIBOR may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Advances. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Sections 3.3 (b) and (c) provide the mechanism for (a) determining an alternative rate of interest and (b) modifying this Agreement to give effect to such alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 3.3(e), of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (a) any such alternative, successor or replacement rate implemented pursuant to Section 3.3 (b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (b) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.3 (d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.

ARTICLE II

The Credits

Section 2.1     Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower in Dollars and participate in Facility LCs issued upon the request of the Borrower, provided that after giving effect to the making of each such Loan and the issuance of each such Facility LC, (i) such Lender’s Outstanding Credit Exposure shall not exceed its Commitment, and (ii) the aggregate amount of all Borrowing Base Debt shall not exceed the Borrowing Base determined as of the most recent Inventory Valuation Date. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Loans at any time prior to the Facility Termination Date. Commitments shall terminate on the Facility Termination Date. Each LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.17.

Section 2.2     Required Payments; Termination. If at any time either (i) the Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitment or (ii) the aggregate amount of all Borrowing Base Debt exceeds the Borrowing Base determined as of the most recent Inventory Valuation Date, then the Borrower shall within three (3) Business Days after notice from the Administrative Agent make a payment on the Loans and/or Cash Collateralize LC Obligations in an account with the Administrative Agent pursuant to Section 2.17(k) sufficient to eliminate such excess. The Aggregate Outstanding Credit Exposure (other than LC Obligations that are Cash Collateralized in accordance with this Agreement) and all other unpaid Obligations under this Agreement and the other Loan Documents shall be paid in full by the Borrower on the Facility Termination Date.

Section 2.3     Ratable Loans; Types of Advances. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares. The Revolving Advances may be ABR Advances or Eurocurrency Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.7 and Section 2.8.

Section 2.4     Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a Commitment Fee (the “Commitment Fee”) from the date hereof to and including the Facility Termination Date, which Commitment Fee shall accrue on a daily basis in an amount equal to (a) the Available Aggregate Commitment on such day, multiplied by (b) the Applicable Fee Rate then in effect, divided by (c) 360. The accrued Commitment Fee shall be payable in arrears on each Quarterly Payment Date hereafter and on the Facility Termination Date.

Section 2.5     Minimum Amount of Each Advance. Each Eurocurrency Advance shall be in the minimum amount of $1,000,000 and incremental amounts in integral multiples of $100,000, and each ABR Advance shall be in the minimum amount of $500,000 and incremental amounts in integral multiples of $50,000, provided, however, that any ABR Advance may be in the amount of the Available Aggregate Commitment or, if less, the maximum amount permitted to be advanced under clause (ii) of Section 2.1.

Section 2.6     Reductions in Aggregate Commitment; Optional Principal Payments. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000 (but not less than $10,000,000), upon at least three (3) Business Days’ prior written notice to the Administrative Agent by 1:00 p.m. (New York City time), which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder. The Borrower may from time to time pay, without penalty or premium, all outstanding ABR Advances, or, in a minimum aggregate amount of $500,000 and incremental amounts in integral multiples of $50,000 (or the aggregate amount of the outstanding ABR Loans at such time), any portion of the aggregate outstanding ABR Advances upon same day notice by 1:00 p.m. (New York City time) to the Administrative Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurocurrency Advances, or, in a minimum aggregate amount of $1,000,000 and incremental amounts in integral multiples of $100,000 (or the aggregate amount of the outstanding Eurocurrency Loans at such time), any portion of the aggregate outstanding Eurocurrency Advances upon at least three (3) Business Days’ prior written notice to the Administrative Agent by 1:00 p.m. (New York City time). Any notice of prepayment may be conditioned upon the effectiveness of other credit facilities or the occurrence of another transaction, in which case such notice may be revoked or delayed by the Borrower if such condition is not satisfied so long as the Borrower reimburses the Administrative Agent and the Lenders for any reasonable out-of-pocket costs incurred because of such revocation or delay.

Section 2.7     Method of Selecting Types and Interest Periods for New Revolving Advances. The Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit C (a “Borrowing Notice”) executed by an Authorized Officer not later than 1:00 p.m. (New York City time) on the Borrowing Date of each ABR Advance and three (3) Business Days before the Borrowing Date for each Eurocurrency Advance in Dollars, specifying:

(i)     the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)     the aggregate amount of such Advance,

(iii)     the Type of Advance selected, and

(iv)     in the case of each Eurocurrency Advance, the Interest Period applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.

Not later than 3:00 p.m. (New York City time) on each Borrowing Date, each Lender shall make available its Loan or Loans solely by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Except in respect of the provisions of this Agreement covering the reimbursement of Facility LCs, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Advances made to finance the reimbursement of an LC Disbursement as provided in Section 2.17(f) shall be remitted by the Administrative Agent to the relevant LC Issuer.

Section 2.8     Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Periods. ABR Advances shall continue as ABR Advances unless and until such ABR Advances are converted into Eurocurrency Advances pursuant to this Section 2.8 or are repaid in accordance with Section 2.6. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Advance shall be automatically converted into an ABR Advance unless (a) such Eurocurrency Advance is or was repaid in accordance with Section 2.6 or (b) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert all or any part of an ABR Advance into a Eurocurrency Advance. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of an ABR Advance into a Eurocurrency Advance, conversion of a Eurocurrency Advance to an ABR Advance, or continuation of a Eurocurrency Advance not later than 1:00 p.m. (New York City time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

(i)     the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)     the Type of the Advance which is to be converted or continued, and

(iii)     the amount of such Advance which is to be converted into or continued as a Eurocurrency Advance and the duration of the Interest Period applicable thereto.

After giving effect to all Advances, all conversions of Advances from one Type to another and all continuations of Advances of the same Type, there shall be no more than five (5) Interest Periods in effect hereunder.

Section 2.9     Interest Rates. Each ABR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurocurrency Advance into an ABR Advance pursuant to Section 2.8, to but excluding the date it becomes due or is converted into a Eurocurrency Advance pursuant to Section 2.8 hereof, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for ABR Advances. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurocurrency Advance based upon the Borrower’s selections under Sections 2.7 and 2.8 and the Pricing Schedule. No Interest Period may end after the Facility Termination Date.

Section 2.10     Rates Applicable After Event of Default. Notwithstanding anything to the contrary contained in Sections 2.7, 2.8 or 2.9, during the continuance of a Default or Event of Default the Required Lenders may, at their option, by notice from the Administrative Agent to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be converted into or continued as a Eurocurrency Advance. During the continuance of an Event of Default the Required Lenders may, at their option, by notice from the Administrative Agent to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurocurrency Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2.00% per annum, and (ii) each ABR Advance shall bear interest at a rate per annum equal to the rate otherwise applicable to such Advance from time to time plus 2.00% per annum, provided that, during the continuance of an Event of Default under Section 7.1(f) or Section 7.1(g), the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender. After an Event of Default has been waived (in the sole discretion of the Administrative Agent and Required Lenders), the interest rate applicable to Advances shall revert to the rates applicable prior to the occurrence of an Event of Default.

Section 2.11     Method of Payment. Each Advance shall be repaid and each payment of interest thereon shall be paid in Dollars. All payments of the Obligations under this Agreement and the other Loan Documents shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (New York City time) on the date when due and shall (except (i) in the case of Reimbursement Obligations for which the LC Issuers have not been fully indemnified by the Lenders, or (ii) as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its offices or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Each reference to the Administrative Agent in this Section 2.11 shall also be deemed to refer, and shall apply equally, to the LC Issuers, in the case of payments required to be made by the Borrower to the LC Issuers pursuant to Section 2.17(f).

Section 2.12     Noteless Agreement; Evidence of Indebtedness.

(a)     Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)     The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder and Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c)     The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d)     Any Lender may request that its Loans be evidenced by a promissory note substantially in the form of Exhibit E (each a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to such Lender and its registered assigns. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the payee named therein and its registered assigns, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (b) (i) and (ii) above.

Section 2.13     Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.10 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Facility Termination Date) accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest on all Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (New York City time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

Section 2.14     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from an LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate.

Section 2.15     Lending Installations. Each Lender may book its Advances and its participation in any LC Obligations and each LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or such LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or each LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and each LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

Section 2.16     Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, such Lender’s Pro Rate Share of such Advance or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (y) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (z) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

Section 2.17     Facility LCs.

(a)     Issuance. Each LC Issuer hereby agrees, within the limits of its LC Issuer’s LC Limit and on the terms and conditions set forth in this Agreement, to issue standby Letters of Credit denominated in Dollars for the account of the Borrower (or the joint account of the Borrower and one or more of its Subsidiaries or other Persons in which the Borrower (directly or indirectly) owns any Capital Stock) (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate maximum amount then available for drawing under Facility LCs issued by such LC Issuer shall not exceed its LC Issuer’s LC Limit, (ii) the aggregate amount of the outstanding LC Obligations shall not exceed the Facility LC Sublimit, (iii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment and (iv) the aggregate amount of all Borrowing Base Debt shall not exceed the Borrowing Base determined as of the most recent Inventory Valuation Date. No Facility LC shall have an expiry date later than the fifth Business Day prior to the Facility Termination Date; provided, however, that the expiry date of a Facility LC may be up to one (1) year later than the fifth Business Day prior to the Facility Termination Date if the Borrower has Cash Collateralized such Facility LC in accordance with Section 2.17(l). An LC Issuer shall not be under any obligation to issue any Facility LC if the issuance of such Facility LC would violate one or more policies of such LC Issuer applicable to Letters of Credit.

(b)     Participations. Upon the issuance or Modification by an LC Issuer of a Facility LC in accordance with this Section 2.17, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

(c)     Notice. Subject to Section 2.17(a), the Borrower shall give the Administrative Agent notice prior to 1:00 p.m. (New York City time) at least five (5) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the applicable LC Issuer, the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Administrative Agent shall promptly notify the applicable LC Issuer and each Lender of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by an LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV, be subject to the conditions precedent that such Facility LC shall be satisfactory to such LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each, a “Facility LC Application”). No LC Issuer shall have any independent duty to ascertain whether the conditions set forth in Article IV have been satisfied; provided, however, that no LC Issuer shall issue a Facility LC if, on or before the proposed date of issuance, such LC Issuer shall have received notice from the Administrative Agent or the Required Lenders that any such condition has not been satisfied or waived. In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

(d)     LC Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurocurrency Advances in effect from time to time on the average daily undrawn face amount of such Facility LC for the period from the date of issuance to the scheduled expiration date of such Facility LC, such fee to be payable in arrears on each Quarterly Payment Date (the “LC Fee”). The Borrower shall also pay to each LC Issuer for its own account, (x) a fronting fee in an amount equal to 0.125% per annum of the average daily undrawn amount under such Facility LC issued by it, such fee to be payable in arrears on each Quarterly Payment Date and (y) on demand, all amendment, drawing and other fees regularly charged by such LC Issuer to its letter of credit customers and all out-of-pocket expenses incurred by such LC Issuer in connection with the issuance, Modification, administration or payment of any Facility LC.

(e)     Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of each LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by such LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.17(f) below and there are not funds available in the Facility LC Collateral Account to cover the same, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 12:00 noon (New York City time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three (3) days and, thereafter, at a rate of interest equal to the rate applicable to ABR Advances.

(f)     Reimbursement by the Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse each LC Issuer on or before the applicable LC Payment Date (provided that the Borrower has received notice from the Administrative Agent of such LC Payment Date not later than 1:00 p.m. (New York City time) on the LC Payment Date, otherwise such payment shall be due on the Business Day immediately following the date on which the Borrower receives such notice) for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by an LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to ABR Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2.00% per annum plus the rate applicable to ABR Advances for such day if such day falls after such LC Payment Date. Each LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.17(e). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.7 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

(g)     Obligations Absolute. The Borrower’s obligations under this Section 2.17 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuers shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put any LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.17(g) is intended to limit the right of the Borrower to make a claim against an LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.17(f).

(h)     Actions of LC Issuers. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex, teletype or electronic mail message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.17, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

(i)     Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which such Lender, such LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which such LC Issuer may incur (i) by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, any LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of an LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) an LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.17(i) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

(j)     Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.17 or any action taken or omitted by such indemnitees hereunder.

(k)     Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to any LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility LC Collateral Account”), in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Nothing in this Section 2.17(k) shall either (i) obligate Borrower to deposit any funds in the Facility LC Collateral Account, (ii) obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or (iii) limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account, in each case other than as required by Section 2.2, Section 2.17(l), Section 2.20 or Section 8.1.

(l)     Cash Collateralization. If the expiration date of any Facility LC is (i) later than the Facility Termination Date, (ii) in the case of a Facility LC issued by a Defaulting Lender, which Defaulting Lender is replaced pursuant to Section 2.18 or (iii) in the case of a Facility LC otherwise issued by an Affected Lender that is replaced pursuant to Section 2.18, later than the date of such replacement, the Borrower shall (y) in the case of clause (i) above, either, (A) Cash Collateralize such Facility LC not less than thirty (30) days prior to the Facility Termination Date or (B) if acceptable to the applicable LC Issuer in its sole discretion, provide collateral or other alternatives acceptable to such LC Issuer in its sole discretion (in the case of clause (B), “Non-Cash Collateralized Letters of Credit”) (provided that the obligations of the Lenders to make payments to the Administrative Agent for the account of an LC Issuer under Section 2.17(e) in respect of Non-Cash Collateralized Letters of Credit and the obligation of the Borrower to pay the LC Fees and other fees required under Section 2.17(d) hereof in respect of Non-Cash Collateralized Letters of Credit shall in each case terminate on the Facility Termination Date and the Non-Cash Collateralized Letters of Credit shall cease to be Facility LCs hereunder) or (z) in the case of clause (ii) or (iii) above, Cash Collateralize such Facility LC no later than the date of replacement of a Defaulting Lender or Affected Lender pursuant to Section 2.18.  In addition, the Borrower shall Cash Collateralize Facility LCs when required by and in accordance with Section 2.2, Section 2.20 and Section 8.1.

(m)     Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

(n)     Letters of Credit Must Relate to a Related Business. Notwithstanding anything contained in this Agreement which may be construed to the contrary, each LC Issuer shall be obligated only to issue letters of credit in connection with a Related Business; and in no event shall any of the LC Issuers (or any other Lender hereunder) have any obligation to issue trade letters of credit or other letters of credit that are not related to any Related Business.

(o)     Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary or other Person in which the Borrower (directly or indirectly) owns any Capital Stock, the Borrower shall be obligated to reimburse the LC Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any such Subsidiary or other Person inures to the benefit of the Borrower.

Section 2.18     Replacement of Lender. If (a) the Borrower is required pursuant to Sections  3.1, 3.2 or 3.5 to make any additional payment to any Lender or (b) any Lender’s obligation to make or continue, or to convert ABR Advances into Eurocurrency Advances shall be suspended pursuant to Section 3.3 or (c) any Lender defaults in its obligation to make a Loan or reimburse the LC Issuers pursuant to Section 2.17(e) or (d) if any Lender declines to approve an amendment or waiver that is approved by the Required Lenders or (e) if any Lender otherwise becomes a Defaulting Lender (any Lender so affected, an “Affected Lender”), the Borrower may elect, if the circumstances resulting in such Lender being an Affected Lender continue, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent and which is either a Qualified Bank or reasonably satisfactory to each LC Issuer (a “Replacement Lender”) shall agree, as of such date, to purchase for cash at par the Advances and other Obligations due to the Affected Lender under this Agreement and the other Loan Documents pursuant to an assignment substantially in the form of Exhibit B and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments; and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2, 3.4 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender under Section 3.4 on the day of such replacement had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

Section 2.19     Limitation of Interest. The Borrower, the Administrative Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.19 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.19, even if such provision declares that it controls. As used in this Section 2.19, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of this Agreement. In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the applicable laws (if any) of the United States or of the State of California, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of this Agreement at the Highest Lawful Rate. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.19, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Loan or any other Obligation outstanding hereunder or under the other Loan Documents is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower’s Obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

Section 2.20     Defaulting Lenders.

(a)     Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)     Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)     Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any LC Issuer hereunder; third, to Cash Collateralize each LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.20(d); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account (including the Facility LC Collateral Account) and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each LC Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, in accordance with Section 2.20(d); sixth, to the payment of any amounts owing to the Lenders or the LC Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any LC Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; eighth, if so determined by the Administrative Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the Outstanding Credit Exposures of such Lenders to the Aggregate Outstanding Credit Exposure of all Lenders equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans or participations in Facility LCs; and ninth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Facility LC issuances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Credit Extensions of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Credit Extensions of such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.20(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. If there is more than one LC Issuer, amounts in respect of the Fronting Exposure of each LC Issuer under this Section 2.20(a)(ii) shall be determined on a pro rata basis based on the respective Fronting Exposures of each such LC Issuer.

(iii)     Certain Fees.

(A)     No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)     Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its ratable share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.20(d).

(C)     With respect to any Commitment Fee or LC Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each LC Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)     Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (y) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (z) such reallocation does not cause the aggregate Outstanding Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 16.1, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)     Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize each LC Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.20(d).

(b)     Defaulting Lender Cure. If the Borrower, the Administrative Agent and the LC Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)     New Facility LCs. So long as any Lender is a Defaulting Lender, no LC Issuer shall be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)     Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any LC Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize such LC Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.20(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i)     Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant(s) to the Administrative Agent, for the benefit of the LC Issuers, and agree(s) to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that such Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the LC Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)     Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.20 in respect of Facility LCs shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such Property as may otherwise be provided for herein.

(iii)     Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce an LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20(d) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the applicable LC Issuers that there exists excess Cash Collateral; provided that, subject to this Section 2.20 the Person providing Cash Collateral and the applicable LC Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

(e)     Borrower’s Rights. Without limitation of the foregoing, the Borrower shall have such rights and remedies against a Defaulting Lender as are available at law or in equity.

Section 2.21     Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

Section 2.22     Increase Option. Subject to the prior written consent of the Administrative Agent (not to be unreasonably withheld), the Borrower may elect (but in no event more than twice), to increase the Commitments, in an integral multiple of $5,000,000 or such lower amount as the Borrower and Administrative Agent agree upon, so long as, after giving effect thereto, the amount of such increase (when added to the existing Aggregate Commitment) does not exceed $100,000,000. The Borrower may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, an “Increasing Lender”), or by one or more new Eligible Assignees (each such new Eligible Assignee, an “Augmenting Lender”), to increase their existing Commitments, or provide new Commitments, as the case may be; provided that (i) each Augmenting Lender and each Increasing Lender shall be subject to the approval of the Borrower and Administrative Agent, in each case not to be unreasonably withheld, and shall be either a Qualified Bank or approved by each LC Issuer, such approval not to be unreasonably withheld, (ii) all new or increased Commitments pursuant to this Section 2.22 shall be provided to the Borrower on the same terms as are applicable with respect to the existing Commitments under this Agreement, and (iii) (y) in the case of an Increasing Lender, the Borrower and such Increasing Lender shall execute an agreement substantially in the form of Exhibit G hereto, and (z) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender shall execute an agreement substantially in the form of Exhibit H hereto. In no event shall any Lender become an Increasing Lender or an Augmenting Lender without such Lender’s prior written consent (in its sole discretion). No consent of any Lender (other than the Administrative Agent and the Lenders participating in the increase) shall be required for any increase in Commitments pursuant to this Section 2.22. Increases and new Commitments created pursuant to this Section 2.22 shall become effective on the date agreed by the Borrower, Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) shall become effective under this paragraph unless, (1) on the proposed date of the effectiveness of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.2 shall be satisfied (or waived by the Required Lenders) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Borrower, and (2) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase, as well as such documents as the Administrative Agent may reasonably request (including, without limitation, customary opinions of counsel, affirmations of Loan Documents, pro forma compliance with the financial covenants set forth in Section 6.19). On the effective date of any increase in the Commitments, (aa) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of all Lenders to equal its Pro Rata Share of such outstanding Loans, and (bb) the Borrower shall be deemed to have repaid and reborrowed all outstanding Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.7). The deemed payments made pursuant to clause (bb) above shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 3.4 if the deemed payment occurs other than on the last day of the related Interest Periods. Nothing contained in this Section 2.22 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

ARTICLE III

Yield Protection; Taxes

Section 3.1     Yield Protection. If, after the date of this Agreement, there occurs any adoption of or change in any law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof by any Governmental or quasi-Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted (subject to Section 3.7 below), adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Installation or any LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (any of the foregoing, a “Change in Law”) which:

(a)     subjects any Lender or any applicable Lending Installation, any LC Issuer, or the Administrative Agent to any Taxes (other than with respect to Indemnified Taxes, Excluded Taxes, and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(b)     imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances), or

(c)     imposes any other condition (other than Taxes) the result of which is to increase the cost to any Lender or any applicable Lending Installation or LC Issuer of making, funding or maintaining its Eurocurrency Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or LC Issuer in connection with its Eurocurrency Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or LC Issuer to make any payment calculated by reference to the amount of Eurocurrency Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or LC Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Person of making or maintaining its Loans or Commitment or of issuing or participating in Facility LCs or to reduce the amount received by such Person in connection with such Loans or Commitment, Facility LCs or participations therein, then, within fifteen (15) days after demand by such Person, the Borrower shall pay such Person, as the case may be, such additional amount or amounts as will compensate such Person for such increased cost or reduction in amount received.

Section 3.2     Changes in Capital Adequacy Regulations. If a Lender or LC Issuer determines that the amount of capital or liquidity required or expected to be maintained by such Lender or LC Issuer, any Lending Installation of such Lender or LC Issuer, or any corporation or holding company controlling such Lender or LC Issuer is increased as a result of (i) a Change in Law or (ii) any change after the date of this Agreement in the Risk-Based Capital Guidelines, then, within fifteen (15) days after demand by such Lender or LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender or LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or LC Issuer’s policies as to capital adequacy or liquidity), in each case that is attributable to such Change in Law or change in the Risk-Based Capital Guidelines, as applicable.

Section 3.3     Alternate Rate of Interest.

(a)     Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 3.3, if prior to the commencement of any Interest Period for a Eurocurrency Advance:

(i)     the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)     the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Advance for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Conversion/Continuation Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Eurocurrency Advance shall be ineffective and (B) if any Borrowing Request requests a Eurocurrency Advance, such Advance shall be made as an ABR Advance.

(b)     Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)     Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(d)     In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)     The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3.

(f)     Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)     Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurocurrency Advance of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

Section 3.4     Funding Indemnification. If (a) any payment of a Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a Eurocurrency Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, (c) a Eurocurrency Loan is converted other than on the last day of the Interest Period applicable thereto, (d) the Borrower fails to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto, or (e) any Eurocurrency Loan is assigned other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, the Borrower will indemnify each Lender for such Lender’s costs and expenses (including any loss or expense arising from the liquidation or redeployment of funds obtained by it to maintain a Eurocurrency Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of anticipated profits) incurred as a result of any such prepayment.

Section 3.5     Taxes.

(a)     Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Lender, LC Issuer or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)     The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)     The Loan Parties shall indemnify each Lender, LC Issuer or the Administrative Agent, within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by such Lender, LC Issuer or the Administrative Agent or required to be withheld or deducted from a payment to such Lender, LC Issuer or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or LC Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or LC Issuer, shall be conclusive absent manifest error.

(d)     Each Lender shall severally indemnify the Administrative Agent, within fifteen (15) days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)     As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.5, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)     Without limiting the generality of the foregoing,

(A)     any Lender that is a United States Person for U.S. federal income Tax purposes shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)     any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)     in the case of a Non-U.S. Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2)     executed originals of IRS Form W-8ECI;

(3)     in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN; or

(4)     to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable.

(C)     any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)     if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(ii)     Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)     If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)     Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)     For purposes of determining withholding Taxes imposed under FATCA, the Borrower and Administrative Agent may treat (and the Lenders hereby authorize Administrative Agent to treat) the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(j)     For purposes of Section 3.5(d) and (f), the term “Lender” includes any LC Issuer.

Section 3.6     Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBO Rate, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be due within ten (10) days after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4, 3.5 and 3.7 shall survive payment of the Obligations and termination of this Agreement.

Section 3.7     Cutoff. Failure or delay on the part of the Administrative Agent or any Lender, Lending Installation, or LC Issuer to demand compensation pursuant to Section 3.1 or 3.2 shall not constitute a waiver of such Person’s right to demand such compensation; provided that Borrower shall not be required to compensate any such Person for any increased costs or reductions incurred more than 360 days prior to the date that such Person notifies Borrower of the event giving rise to such increased costs or reductions and of such Person’s intention to claim compensation therefor; provided further that, if the event giving rise to such increased costs or reductions is retroactive, then the 360-day period referred to above shall be extended to include the period of retroactive effect thereof.

ARTICLE IV

Conditions Precedent

Section 4.1     Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless each of the following conditions is satisfied:

(a)     The Administrative Agent shall have received executed counterparts of each of this Agreement and the Guaranty.

(b)     The Administrative Agent shall have received a certificate, signed by the chief financial officer of the Borrower, stating that on the date of the initial Credit Extension (1) no Default or Event of Default has occurred and is continuing and (2) the representations and warranties contained in Article V are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) as of such date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date.

(c)     The Administrative Agent shall have received a written opinion of the Borrower’s counsel addressed to the Lenders, in a form approved by the Administrative Agent.

(d)     The Administrative Agent shall have received any Notes requested by a Lender pursuant to Section 2.12 payable to the order of each such requesting Lender.

(e)     The Administrative Agent shall have received such documents and certificates relating to the organization, existence and good standing of the Borrower and each current Guarantor, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrower and such Guarantors, the Loan Documents or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit I.

(f)     If the initial Credit Extension will include the issuance of a Facility LC, the applicable LC Issuer shall have received a properly completed Facility LC Application.

(g)     The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(h)     There shall not have occurred a material adverse change (x) in the business, Property, liabilities (actual and contingent), operations or financial condition, or results of operations of the Borrower and the Guarantors taken as a whole, since December 31, 2019 or (y) in the facts and information regarding such entities as represented by such entities to date.

(i)     The commitments under the Existing Credit Agreement shall have been or shall simultaneously with the effectiveness of this Agreement be terminated, all principal, interest, fees and other amounts outstanding, accrued or owed thereunder shall have been or shall be paid in full or, with respect to outstanding letters of credit, cash collateralized (for the avoidance of doubt, such amounts may be paid with the proceeds of Loans through a concurrent borrowing under the terms of this Agreement, which shall be evidenced by the execution and delivery of a Borrowing Request to the Administrative Agent on or prior to the date hereof, and any letter of credit outstanding under the Existing Credit Agreement may continue to be outstanding if designated as an Existing Letter of Credit hereunder), and all guarantees existing in connection with the Existing Credit Agreement shall have been or so substantially simultaneously with the effectiveness of this Agreement be discharged and released. Each Lender that is a Lender under the Existing Credit Agreement hereby waives the requirement under the Existing Credit Agreement that any notice of termination of commitments or any prepayment of loans under the Existing Credit Agreement be delivered prior to the effective date of such termination or repayment.

(j)     No action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.

(k)     Prior to or substantially concurrently with the effectiveness of this Agreement, the Borrower shall have issued at least $250,000,000 in aggregate principal amount of the Senior Notes.

(l)     (i) Upon the reasonable request of any Lender made at least ten days prior to the Effective Date, the Borrower must have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Effective Date and (ii) at least five days prior to the Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered a Beneficial Ownership Certification in relation to the Borrower to any Lender that has requested, in a written notice to the Borrower (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

Section 4.2     Each Credit Extension. The Lenders shall not be required to make any Credit Extension (other than pursuant to a Conversion/Continuation Notice, which shall be subject only to clauses (a) and (c) below) unless on the applicable Borrowing Date:

(a)     There exists no Default or Event of Default, nor would a Default or Event of Default result from such Credit Extension.

(b)     The representations and warranties contained in Article V are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date.

(c)     Following the making of the requested Credit Extension, the aggregate amount of all Borrowing Base Debt would not exceed the Borrowing Base (determined as of the most recent Inventory Valuation Date).

It is not a condition to each Credit Extension that the Borrower tender an updated Borrowing Base Certificate. Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a), (b) and (c) have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

Section 5.1     Existence and Standing. Each of the Borrower and Guarantors is a corporation or (in the case of Guarantors only) partnership or limited liability company duly and properly incorporated, organized or formed, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except to the extent that a failure to maintain such existence, good standing or authority would not reasonably be expected to have and does not have a Material Adverse Effect).

Section 5.2     Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity. Each Guarantor has the corporate, limited liability company or limited partnership (as applicable) power and authority to execute and deliver the Guaranty delivered by it and to perform its obligations thereunder. The execution and delivery by each Guarantor of the Guaranty and the performance of its obligations thereunder have been duly authorized, and the Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

Section 5.3     No Conflict; Government Consent. Neither the execution and delivery by the Borrower or any Guarantor of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate in any material respect (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Guarantor or (ii) the Borrower’s or any Guarantor’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any Guarantor is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or any Guarantor pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any Guarantor, is required to be obtained by the Borrower or any Guarantor in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower or any Guarantor of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

Section 5.4     Financial Statements. The June 30, 2020 consolidated financial statements of the Borrower, heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present, in all material respects, the consolidated financial condition and operations of the Borrower at such date and the consolidated results of their operations for the period then ended.

Section 5.5     Material Adverse Change. Since December 31, 2019, there has been no change in the business, Property, financial condition or results of operations of the Borrower and the Guarantors which could reasonably be expected to have a Material Adverse Effect.

Section 5.6     Taxes. The Borrower and Guarantors have filed all United States federal and state income Tax returns and all other material Tax returns which are required to be filed by them and have paid all United States federal and state income Taxes and all other material Taxes due from the Borrower and Guarantors pursuant to such returns or pursuant to any assessment received by the Borrower or any Guarantor, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No Liens have been filed and no claims are being asserted with respect to any such Taxes that have had or would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and the Guarantors in respect of any Taxes or other governmental charges are adequate.

Section 5.7     Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any Senior Officer, threatened in writing against or affecting the Borrower or any Guarantor which would reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. As of the Effective Date, the Borrower has no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4, except as would not reasonably be expected to have a Material Adverse Effect.

Section 5.8     Subsidiaries. As of the Effective Date, Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective Capital Stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of Capital Stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and validly issued and are fully paid and non-assessable. All of the Significant Designated Subsidiaries are Guarantors (or in the process of becoming Guarantors in accordance with the requirements of Section 6.20(a)).

Section 5.9     ERISA. With respect to each Plan, the Borrower and all ERISA Affiliates have paid all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code and could not reasonably be subject to a Lien under Section 430(k) of the Code or Title IV of ERISA. Neither the Borrower nor any ERISA Affiliate has filed, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, an application for a waiver of the minimum funding standard. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

Section 5.10     Accuracy of Information. None of the written information, exhibits or reports furnished by the Borrower or any of its Guarantors (taken as a whole) to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents (taken as a whole) contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements (taken as a whole) contained therein not misleading at the time the statements are furnished or dated (after giving effect to all modifications and supplements to such written information, exhibits or reports, in each case, furnished after the date on which such written information or such written data was originally delivered); it being understood that for purposes of this Section 5.10, such written information and written data shall not include projections, pro forma financial information, financial estimates, forecasts, forward-looking information or information of a general economic or general industry nature.

Section 5.11     Regulation U. Neither Borrower nor any Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

Section 5.12     Material Agreements. Neither the Borrower nor any Guarantor is a party to any agreement or instrument or subject to any charter or other corporate limited liability company or partnership restriction which would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Indebtedness, which default (in the case of clauses (i) and (ii)) would reasonably be expected to have a Material Adverse Effect.

Section 5.13     Compliance With Laws. The Borrower and the Guarantors are in compliance with all applicable statutes, rules, regulations, orders and restrictions (including, without limitation, the Controlled Substances Act) of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, the violation of which would reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions and the Controlled Substances Act.

Section 5.14     Ownership of Properties. On the date of this Agreement, the Borrower and the Guarantors have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and its Subsidiaries (except to the extent that (i) they may have been disposed of in a manner permitted by Section 6.13(a) or (ii) the failure to have such title has not had and would not reasonably be expected to have a Material Adverse Effect).

Section 5.15     Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

Section 5.16     Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower or its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Borrower has concluded its Property and operations and those of its Subsidiaries are in material compliance with applicable Environmental Laws and that none of the Borrower nor any of its Subsidiaries is subject to any liability under Environmental Laws that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its Property and/or operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material, which non-compliance or remedial action would reasonably be expected to have a Material Adverse Effect.

Section 5.17     Investment Company Act. Neither the Borrower nor any Guarantor is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 5.18     Insurance. The Borrower maintains, and has caused each Guarantor to maintain, with financially sound and reputable insurance companies insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such Properties and risks as is consistent with sound business practice.

Section 5.19     Solvency.

(a)     Immediately after the consummation of the transactions to occur on the Effective Date and immediately following the making of each Credit Extension, if any, made on the Effective Date and after giving effect to the application of the proceeds of such Credit Extensions, (i) the fair value of the assets of the Borrower and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and the Subsidiaries on a consolidated basis; (ii) the present fair value of the Property of the Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and the Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become due and matured; (iii) the Borrower and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become due and matured; and (iv) the Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Effective Date. For the purposes hereof, the amount of any contingent obligation at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b)     The Borrower does not intend to, or to permit any Guarantors to, and does not believe that it or any Guarantors will, incur debts beyond its or any such Guarantor’s ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Guarantor and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Guarantor.

Section 5.20     No Default. No Default or Event of Default has occurred and is continuing.

Section 5.21     Anti-Corruption Laws; Sanctions. The Borrower, each Guarantor and their respective Subsidiaries and their respective officers and directors and to the knowledge of the Borrower and each such Guarantor, their respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. The Borrower and each Guarantor have implemented and maintain in effect for themselves and their respective Subsidiaries policies and procedures designed to ensure compliance by the Borrower, each Guarantor, their respective Subsidiaries, and their respective officers, employees, directors and agents with Anti-Corruption Laws and applicable Sanctions. None of (a) the Borrower, any Guarantor, any of their respective Subsidiaries, directors or officers or, to the knowledge of the Borrower or any Guarantor, any employee, or (b) to the knowledge of the Borrower or any Guarantor, any agent of the Borrower or any Guarantor or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Facility LC, use of the proceeds of any Loan or Facility LC or other transaction contemplated hereby will violate any Anti-Corruption Law or applicable Sanctions.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

Section 6.1     Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent (for prompt delivery by the Administrative Agent to each Lender):

(a)     Within 120 days after the close of each of its fiscal years, an unqualified (except for qualifications (i) relating to changes in accounting principles or practices reflecting changes in GAAP or (ii) reasonably approved by the Administrative Agent) audit report, with no going concern modifier (other than a “going concern” or like qualification for any period within the twelve-month period prior to the end of the term of this Agreement arising solely from the impending maturity of the Loans), certified by one of the “Big Four” accounting firms or other nationally recognized independent certified public accountants reasonably acceptable to the Administrative Agent, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period (which shall include a footnote to the amounts listed under the line item for “Other Assets” set forth therein which separates costs for hardscape, landscape and other improvements included in the Book Value of Model Units from the other amounts included in “Other Assets” including costs for furnishings, sales offices and other personal property or improvements which are excluded from the Book Value of Model Units), related profit and loss and stockholders’ equity statement, and a statement of cash flows and income from operations, accompanied by any management letter issued by said accountants to the Borrower in connection with the foregoing.

(b)     Within 60 days after the close of the first three (3) quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period (which shall include a footnote to the amounts listed under the line item for “Other Assets” set forth therein which separates costs for hardscape, landscape and other improvements included in the Book Value of Model Units from the other amounts included in “Other Assets” including costs for furnishings, sales offices and other personal property or improvements which are excluded from the Book Value of Model Units) and consolidated profit and loss and stockholders’ equity statements and a statement of cash flows and income from operations for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or other Authorized Officer as having been prepared in accordance with GAAP, except for year-end adjustments and the absence of footnotes.

(c)     Together with the financial statements required under Sections 6.1(a) and (b), (i) a compliance certificate in substantially the form of Exhibit A signed by its chief financial officer or other Authorized Officer showing the calculations necessary to determine compliance with Sections 6.19(a) through (d) and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof, and (ii) a schedule describing in reasonable detail all Investments constituting Contingent Obligations made during the applicable reporting period.

(d)     Within seventy-five (75) days after the end of each fiscal year, the Borrower’s current plan and forecast, including the Borrower’s projected balance sheet, profit and loss and stockholders’ equity statement, and a statement of cash flows and income from operations for the current fiscal year.

(e)     Within seven (7) days after the end of each calendar month, a sales report for such calendar month.

(f)     Within thirty (30) days after the end of each calendar month, a Borrowing Base Certificate of an Authorized Officer of the Borrower, with respect to the Inventory Valuation Date occurring on the last day of such calendar month.

(g)     Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

(h)     Promptly upon the filing thereof, copies of all registration statements (except Form S-8) and annual, quarterly, or other periodic reports, with the exception of exhibits (unless otherwise requested by the Administrative Agent), which the Borrower or any of its Subsidiaries files with the U.S. Securities and Exchange Commission.

(i)     Such other information (including, without limitation, additional financial information, non-financial information and environmental reports) as the Administrative Agent may from time to time reasonably request.

Any financial statement required to be furnished pursuant to Section 6.1(a) or Section 6.1(b) or any document required to be delivered pursuant to Section 6.1(g) or Section 6.1(h) shall be deemed to have been furnished on the date on which the Administrative Agent receives notice that the Borrower has filed such financial statement with the U.S. Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Administrative Agent and the Lenders without charge. Notwithstanding the foregoing, the Borrower shall deliver paper or electronic copies of any such financial statement to the Administrative Agent if the Administrative Agent requests the Borrower to furnish such paper or electronic copies until written notice to cease delivering such paper or electronic copies is given by the Administrative Agent. If any information which is required to be furnished to the Administrative Agent under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Administrative Agent at such earlier date.

Section 6.2     Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U) (a) in violation of Regulation T, U or X or (b) outside the ordinary course of business (unless, in the case of (b), in connection with a Permitted Acquisition). The Borrower will not request any Advance or Facility LC, and will not use, and the Borrower will ensure that its Subsidiaries and its or their respective directors, officers, employees and agents do not use, the proceeds of any Advance or Facility LC in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. The Borrower will not, directly or knowingly indirectly, use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advances, whether as underwriter, advisor, investor, or otherwise).

Section 6.3     Notice of Material Events. The Borrower will, and will cause each Guarantor to, give notice in writing to the Administrative Agent (for prompt delivery by the Administrative Agent to each Lender), promptly and in any event within ten (10) days after a Senior Officer of the Borrower obtains knowledge thereof, of the occurrence of any of the following:

(a)     any Default or Event of Default;

(b)     the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including pursuant to any applicable Environmental Laws) against or affecting the Borrower or any Guarantor that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions;

(c)     with respect to a Plan, (i) any failure to pay all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code or (ii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard;

(d)     the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

(e)     any other development, financial or otherwise, which would reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Senior Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 6.4     Conduct of Business. Except as otherwise permitted under this Agreement, the Borrower shall at all times engage principally in the Related Businesses, and shall cause each Guarantor to at all times engage principally in the Related Businesses. The Borrower shall, and shall cause each Guarantor to, do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation, limited liability company or limited partnership (as applicable) in their respective jurisdictions of incorporation or formation and maintain all requisite authority to conduct business in each jurisdiction in which business is conducted, except where the failure to maintain such authority would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing contained herein shall prohibit the dissolution of any Guarantor as long as the Borrower or another Guarantor succeeds to the assets, liabilities and business of the dissolved Guarantor.  Without limitation of the foregoing, the Borrower shall, and shall cause each Guarantor to, at all times engage principally in the Related Businesses.

Section 6.5     Taxes. The Borrower will, and will cause each Guarantor to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with GAAP, or which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 6.6     Insurance. The Borrower will, and will cause each Guarantor to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to Administrative Agent upon request full information as to the insurance carried.

Section 6.7     Compliance with Laws and Material Contractual Obligations.

(a)     The Borrower will, and will cause each Guarantor to, perform its obligations under material agreements to which it is a party, except where the failure to comply therewith or perform such obligations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b)     The Borrower will, and will cause each Guarantor to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except where the failure to comply therewith or perform such obligations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(c)     The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Anti-Corruption Laws and applicable Sanctions. The Borrower and each Guarantor will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, each Guarantor, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower and each Guarantor will, and will cause their respective Subsidiaries and Affiliates to, provide such information and take such actions as are reasonably requested by Administrative Agent or any Lender in order to assist Administrative Agent and the Lenders in maintaining compliance with anti-money laundering Laws.

Section 6.8     Maintenance of Properties. The Borrower and each Guarantor will do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, except to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.

Section 6.9     Books and Records; Inspection. The Borrower will, and will cause each of the Guarantors to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Guarantor to, permit the Administrative Agent, by it or its representatives and agents to inspect any of the Property, books and financial records of the Borrower and each Guarantor, to examine and make copies of the books of accounts and other financial records of the Borrower and each Guarantor, and to discuss the affairs, finances and accounts of the Borrower and each Guarantor with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent may designate. At any time that a Default exists, such inspections and examinations shall be at Borrower’s expense.

Section 6.10     Payment of Obligations. The Borrower will, and will cause each Guarantor to, pay its obligations, including Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) the Borrower or such Guarantor has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

Section 6.11     Restrictions on Aggregate Secured Indebtedness. At no time shall the aggregate amount of all outstanding Indebtedness of all Loan Parties (including, without limitation, all Secured Project Debt) secured by Liens on real property (excluding Permitted Liens) and all other obligations of all Loan Parties secured by Liens on real property (excluding Permitted Liens) exceed Ten Million Dollars ($10,000,000) on a pro forma basis as of the date of any such incurrence.

Section 6.12     Merger; Division. Neither the Borrower nor any Guarantor will (a) divide, or (b) merge or consolidate with or into any other Person, unless, with respect to any such merger or consolidation:

(i)     (A) any Guarantor is merging with any other Guarantor; (B) any Guarantor is merging with the Borrower, and the Borrower is the continuing Person; (C) any Guarantor is merging with a Person that is not a Subsidiary of the Borrower and (1) if the Guarantor is not the continuing Person, such transaction is in compliance with the provisions of Section 6.13(b) or the successor Person becomes a Guarantor hereunder or (2) if the Guarantor is the continuing Person, such transaction is a Permitted Acquisition or otherwise permitted under Section 6.14; or (D) a Non-Guarantor Subsidiary is merging with the Borrower or any Guarantor, and the Borrower or a Guarantor, as applicable, is the continuing Person; and

(ii)     no Event of Default shall exist or shall occur after giving effect to such transaction; and

(iii)     after giving effect to such transaction, the Borrower shall be in compliance with the Consolidated Tangible Net Worth Test and the Leverage Test; and

(iv)     the transaction is not otherwise prohibited under this Agreement.

Section 6.13     Sale of Assets.

(a)     Neither the Borrower nor any Guarantor will lease, sell or otherwise dispose of its Property, in a single transaction or a series of transactions, to any other Person (other than the Borrower or another Guarantor) except for (i) sales or leases in the ordinary course of business (including, without limitation, any Permitted Disposition), (ii) leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and Guarantors previously leased, sold or disposed of (other than any disposition described in clauses (i), (iii) or (iv) of this Section 6.13(a)) as permitted by this Section during the fiscal quarter in which any such lease, sale or other disposition occurs, do not constitute a Material Portion of the Property of the Borrower and Guarantors (taken as a whole), (iii) transfers of assets by a Guarantor to another Guarantor (including any Subsidiary that becomes a Guarantor by executing and delivering a Guaranty to Administrative Agent at the time at which such assets are transferred to such Subsidiary) and (iv) dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in the organizational documents governing such Joint Venture and similar binding agreements.

(b)     The Borrower shall not sell or transfer or cause to be sold or transferred (other than to the Borrower or another Guarantor, including any Subsidiary that becomes a Guarantor by executing and delivery a Guaranty to Administrative Agent at the time at which such assets are transferred to such Subsidiary), in a single transaction or a series of transactions (i) all or substantially all of the assets of any Guarantor or (ii) such securities or other ownership interests in a Guarantor as would result in such Guarantor ceasing to be a Subsidiary of the Borrower (whether by merger, consolidation, sale, assignment or otherwise) unless (A) any such transaction is (and, if it were the sale of all of the assets of such Guarantor, such transaction would be) in compliance with the provisions of Section 6.13(a) and (B) following such transaction and the release of such Guarantor provided for below, the Borrower would be in compliance with its obligations under this Agreement.  Upon not less than thirty (30) days’ (or such shorter period as Administrative Agent in its sole discretion may accept) prior written request from the Borrower, accompanied by a certificate of the Borrower certifying as to the foregoing, the Administrative Agent shall deliver, at the time of the consummation of such transaction, a release of such Guarantor from its obligations under the Guaranty, and such entity shall cease to be a Guarantor hereunder.

(c)     For purposes of this Section 6.13, “Material Portion” means, with respect to the Property of the Borrower and Guarantors (taken as a whole), Property which represents more than 20% of the book value of all assets of the Borrower and Guarantors (taken as a whole). If a Material Portion of the Property of the Borrower and Guarantors (taken as a whole) is leased, sold or disposed of in violation of this Section 6.13, the Borrower shall pay to the Administrative Agent for the benefit of Lenders at the time of such lease, sale or disposal, all amounts owed by the Borrower pursuant to Section 2.2, taking into account the effect of such lease, sale or disposal.

Notwithstanding anything else that could be construed to the contrary in this Section 6.13, the provisions of this Section 6.13 do not govern the circumstances under which Liens may be granted, created or otherwise permitted to exist (which shall be governed by Section 6.15) nor shall this Section 6.13 govern the circumstances under which Investments or Restricted Payments may be made (which shall be governed by Sections 6.14 and 6.18, respectively).

Section 6.14     Investments and Acquisitions. Neither the Borrower nor any Guarantor will make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i)     Investments in Cash Equivalents and/or Marketable Securities.

(ii)     Loans or advances made to officers, directors or employees of the Borrower or any Guarantor or any Subsidiary not to exceed $500,000 in the aggregate outstanding at any one time.

(iii)     Investments (A) in contract rights granted by, entitlements granted by, interests in securities issued by, or tangible assets of, political subdivisions or enterprises thereof related to the home building or real estate operations of the Borrower or any Guarantor or any Subsidiary, including without limitation Investments in special districts, (B) arising in connection with the incurrence of homeowners association obligations or otherwise in respect of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business, and (C) constituting guarantee or indemnification obligations (other than for the payment of borrowed money) entered into in the ordinary course of business and incurred for the benefit of any adjoining landowner, seller of real property or municipal government authority (or enterprises thereof) in connection with the acquisition, entitlement and development of real property.

(iv)     Investments in existing Subsidiaries (subject, in the case of Non-Guarantor Subsidiaries, to the provisions of Section 6.14(v)) and other Investments in existence on the date hereof.

(v)     Investments in (including Acquisitions of) (A) Non-Guarantor Subsidiaries or (B) other Persons, so long as, immediately after giving effect to such Investment, (1) on the date of, and taking into account, the consummation of such Investment or Acquisition, there shall exist no Event of Default under this Agreement and the Borrower is in pro forma compliance with the financial covenants set forth in Section 6.19, and (2) with respect to any such Investment or Acquisition in excess of $10,000,000 (other than with respect to any such Investment constituting a Contingent Obligation, which shall be reported when required pursuant to Section 6.1(c)(ii) above), the Borrower shall deliver to Administrative Agent a certificate, signed by an Authorized Officer, certifying to the best knowledge of the Borrower, that, on the date of, and taking into account, the consummation of such Investment or Acquisition, and based on the reasonable assumptions set forth in such Certificate, no Event of Default has occurred and is continuing, and the Borrower is in pro forma compliance with the financial covenants set forth in Section 6.19.

(vi)     Permitted Acquisitions.

(vii)     The creation of new Subsidiaries engaged primarily in a Related Business (or the purpose of which is principally to preserve the use of a name in which such business is conducted), subject to the limitations contained in Section 6.14(v).

(viii)     Pledges or deposits in cash by the Borrower or a Guarantor to support, and guaranty and indemnification obligations arising in connection with, surety bonds, performance bonds or guarantees of completion in the ordinary course of business.

(ix)     Investments in the Borrower, any Guarantor and/or any Subsidiary (including any Contingent Obligations to the extent constituting an Investment), subject to the limitations contained in Section 6.14(v).

(x)     Investments pursuant to the Borrower’s or a Guarantor’s employment compensation plans or agreements.

(xi)     Payments on account of the purchase, redemption or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any shares of Capital Stock or other securities of the Borrower, but only to the extent the same is permitted under the definitive documentation governing any Public Indebtedness of the Borrower.

(xii)     Investments received in connection with a disposition otherwise permitted under Section 6.13 hereof.

(xiii)     Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other Property received from such Person, or for other liabilities or obligations of such Person owing to the Borrower or any Guarantor.

(xiv)     Prepaid expenses, negotiable instruments held for collection and insurance deposits, lease deposits, utility deposits, workers’ compensation deposits, performance deposits and other similar deposits, in each case made in the ordinary course of business.

(xv)     Investments arising under Rate Management Transactions under which the Borrower or any Guarantor is a counterparty.

(xvi)     Investments, in addition to those enumerated above in this Section 6.14, in an aggregate amount outstanding at any time not to exceed Five Million Dollars ($5,000,000).

Section 6.15     Liens. Without limitation of the requirements of Section 6.11, neither the Borrower nor any Guarantor will create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any Guarantor, except:

(i)     Permitted Liens.

(ii)     Liens for taxes, assessments or governmental charges or levies which solely encumber property abandoned or in the process of being abandoned and with respect to which there is no recourse to the Borrower, any Guarantor or any other Subsidiary.

(iii)     Judgments and similar Liens arising in connection with court proceedings; provided the execution or enforcement thereof is stayed and the claim is being contested in good faith, with adequate reserves therefor being maintained by the Borrower or such Guarantor in accordance with GAAP.

(iv)     Liens in favor of the Borrower or any Guarantor.

(v)     Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(vi)     Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts, utility services and other obligations of like nature in each case incurred in the ordinary course of business.

(vii)     Leases or subleases granted to others not materially interfering with the ordinary course of business of the Borrower or any Guarantor.

(viii)     (A) Any interest in or title of a lessor to property subject to any Capitalized Lease Obligations, and (B) Liens securing purchase money indebtedness.

(ix)     Any option, contract or other agreement to sell or purchase an asset or participate in the income or revenue derived therefrom, together with any Liens granted to secure the obligations incurred in respect of any of the foregoing.

(x)     Any legal right of, or right granted in good faith to, a lender or lenders to which the Borrower or a Guarantor may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts, or monies of the Borrower or a Guarantor with or held by such lender or lenders, including, without limitation, in respect of cash management obligations and similar arrangements in the ordinary course of business.

(xi)     Any pledge or deposit of cash or property by the Borrower or any Guarantor in conjunction with obtaining surety and performance bonds and letters of credit required to engage in constructing on-site and off-site improvements or as otherwise required by political subdivisions or other governmental authorities in the ordinary course of business.

(xii)     Liens incurred in the ordinary course of business as security for the Borrower’s or any Guarantor’s obligations with respect to indemnification in favor of title insurance providers.

(xiii)     Letters of Credit, bonds or other assets pledged to secure insurance (including deductibles, retentions and other obligations to insurance providers) in the ordinary course of business.

(xiv)     Liens on assets securing warehouse lines of credit and repurchase agreements and other credit facilities to finance the operations of the Borrower’s mortgage lending Subsidiaries, insurance subsidiaries and/or financial asset management Subsidiaries and Liens related to issuances of CMOs and mortgage-related securities, so long as such assets are owned by such mortgage lending Subsidiaries and financial asset Subsidiaries.

(xv)     Liens on real property that (A) is not related to Housing Units and does not constitute Land Under Development, Finished Lots or Entitled Land, and (B) is owned by the Borrower or a Guarantor, which Liens secure Indebtedness of the Borrower or such Guarantor, provided that (x) each such Lien attaches only to such real property and (y) the obligation secured by such Lien is limited to such Indebtedness.

(xvi)     Any put and call arrangements or restrictions on disposition related to the Capital Stock set forth in the applicable organizational documents of any joint venture or less-than Wholly-Owned Subsidiary or any related joint venture or similar agreement.

(xvii)     (A) Pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (B) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiaries.

(xviii)     Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary; provided that (A) such Acquisition is a Permitted Acquisition, and (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof).

(xix)     Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto.

(xx)     Liens securing Non-Recourse Indebtedness.

(xxi)     Licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower and its Subsidiaries.

(xxii)     Liens, encumbrances or other restrictions contained in any joint venture agreement entered into by the Borrower or a Guarantor with respect to the Capital Stock issued by the relevant joint venture or the assets of such joint venture.

(xxiii)     Customary Liens in favor of a trustee on cash, Cash Equivalents and Marketable Securities supporting the repayment of Public Indebtedness in any case arising in connection with the defeasance, discharge or redemption of such Indebtedness.

(xxiv)     Customary Liens in favor of a trustee on all money or personal property held or collected by the trustee pursuant to any indenture governing Public Indebtedness, to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee.

(xxv)     Assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens and rights reserved in any lease for rent or for compliance with the terms of such lease.

(xxvi)     Liens consisting of pledges or deposits of property to secure performance in connection with operating leases made in the ordinary course of business to which the Borrower or a Guarantor is a party as lessee.

(xxvii)     Liens arising by operation of law in favor of issuers of letters of credit in the documents presented under a letter of credit.

(xxviii)     Other Liens securing obligations (other than Indebtedness for borrowed money) in an aggregate amount outstanding at any time not to exceed Five Million Dollars ($5,000,000).

Notwithstanding the foregoing, except as provided in Section 6.15(iii) above, none of the stock, partnership interests, membership interests or other ownership or equity interest in any Loan Party (including all rights to any dividend or distribution, or other payment to Persons holding an ownership interest in such Loan Party (including, without limitation, any redemptions, share repurchases, returns of capital or payments of any amounts due to any preferred equity holders)) shall be subject to any Lien.

Section 6.16     Affiliates. Neither the Borrower nor any Guarantor will enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than a Subsidiary) except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Guarantor’s business and upon fair and reasonable terms no less favorable to the Borrower or such Guarantor than the Borrower or such Guarantor could reasonably obtain in a comparable arms-length transaction, (ii) Investments permitted under Section 6.14, (iii) pursuant to employment compensation plans and agreements, (iv) with officers, directors and employees of the Borrower or any Subsidiary so long as the same are duly authorized pursuant to the articles of incorporation or bylaws (or procedures conducted in accordance therewith) of such Guarantor or the Borrower, (v) transactions between or among the Borrower or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction, (vi) the issuance or transfer of Capital Stock of the Borrower to any Affiliate of the Borrower or any former, current or future officer, director, manager, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower or any of its Subsidiaries to the extent such issuance or transfer does not result in an Event of Default pursuant to Section 7.1(k) at the time of such issuance or transfer; (vii) Restricted Payments or other actions permitted pursuant to Section 6.18, and (viii) sales or other transfers of real property to a Loan Party from an Affiliate at or below the fair market value of such real property.

Section 6.17     PATRIOT Act Compliance. From time to time, with reasonable promptness, the Borrower must, and must cause each Guarantor to, deliver (a) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws; and (b) notify the Administrative Agent of any change in its status as exempt from the reporting requirements of the Beneficial Ownership Regulation and, upon request of the Administrative Agent or any Lender, deliver to the Administrative Agent or directly to the applicable Lender a completed Beneficial Ownership Certification in form and substance reasonably satisfactory to Administrative Agent.

Section 6.18     Restricted Payment; Repurchase of Stock; Prepayment, Redemption or Purchase of Senior Notes.

(a)     The Borrower will not, directly or indirectly, declare, make or pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid, any Restricted Payment, or purchase, or incur any obligation to purchase, any capital stock of the Borrower if, prior to or after giving effect to the declaration and payment of any Restricted Payment or purchase of such stock, (i) there shall exist any Event of Default under this Agreement, or (ii) there shall exist any violation of the Consolidated Tangible Net Worth Test or the Leverage Test.

(b)     Without limitation of Section 6.18(a) above, the Borrower may, directly or indirectly, declare, make or pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid, Restricted Payments, or purchase, or incur any obligation to purchase, any capital stock of the Borrower (1) during any calendar quarter if, prior to or after giving effect to the declaration and payment of any Restricted Payment or purchase of such stock or the incurrence of any such obligation to pay or purchase, the Net Leverage Ratio (calculated as of the last day of the most recently completed fiscal quarter, as adjusted to give effect to such declaration and payment of any Restricted Payment or purchase of such stock or the incurrence of any such obligation to pay or purchase) is greater than fifty percent (50%) but less than or equal to fifty-five percent (55%), in an amount not to exceed the lesser of (A) Two Million Five Hundred Thousand Dollars ($2,500,000), and (B) an amount equal to Five Million Dollars ($5,000,000), less the aggregate amount of all Restricted Payments and stock purchases made (or liability incurred therefor) after the Effective Date (provided that, if the amount so calculated under this clause (B) is less than zero, such amount shall be deemed to be zero for the purposes hereof), and (2) during any calendar quarter if, prior to or after giving effect to the declaration and payment of any Restricted Payment or purchase of such stock or the incurrence of any such obligation to pay or purchase, the Net Leverage Ratio (calculated as of the last day of the most recently completed fiscal quarter, as adjusted to give effect to such declaration and payment of any Restricted Payment or purchase of such stock or the incurrence of any such obligation to pay or purchase) is less than or equal to fifty percent (50%), in an amount not to exceed the lesser of (A) Five Million Dollars ($5,000,000), and (B) an amount equal to Ten Million Dollars ($10,000,000), less the aggregate amount of all Restricted Payments and stock purchases made (or liability incurred therefor) after the Effective Date (provided that, if the amount calculated under this clause (B) is less than zero, such amount shall be deemed to be zero for the purposes hereof). For the avoidance of doubt, the Borrower may not, at any time, directly or indirectly, declare, make or pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid, any Restricted Payments, or purchase, or incur any obligation to purchase, any capital stock of the Borrower if, prior to or after giving effect to the declaration and payment of any such Restricted Payment or purchase of such stock or the incurrence of any such obligation to pay or purchase, the Net Leverage Ratio (calculated as of the last day of the most recently completed fiscal quarter, as adjusted to give effect to such declaration and payment of any Restricted Payment or purchase of such stock or the incurrence of any such obligation to pay or purchase) is greater than fifty-five percent (55%). As used in this Section 6.18(b) only, “Restricted Payments” excludes (aa) dividends or distributions by the Borrower funded solely by the issuance of capital stock in Borrower, (bb) dividends or distributions by any Subsidiary to its equity owner(s) on a pro rata basis in accordance with such equity ownership, and (cc) purchases and/or redemptions of capital stock in Borrower or any Subsidiary in connection with the payment of Taxes by any employee of the Borrower or any Subsidiary with respect to the exercise by such employee of any vested restricted stock unit, performance share unit or similar equity awards under any employee incentive plan in Borrower or any Subsidiary.

(c)     The Borrower will not, directly or indirectly, purchase, redeem or retire any Senior Notes, except as otherwise required under any Senior Notes, or prepay any outstanding principal not then due, or not otherwise required to be made or incurred, under any Senior Notes, or incur any obligation to purchase, redeem or retire prior to maturity, except as otherwise required under any Senior Notes, or to prepay any outstanding principal not then due, or not otherwise required to be made or incurred, under any Senior Notes, if, prior to or after giving effect to such purchase, redemption, retirement or prepayment, (i) there shall exist any Event of Default under this Agreement, (ii) there shall exist any violation of the Consolidated Tangible Net Worth Test or the Leverage Test, or (iii) the Net Leverage Ratio (calculated as of the last day of the most recently completed fiscal quarter, as adjusted to give effect to such purchase, redemption, retirement or prepayment) exceeds fifty-five percent (55%). Without limitation of the foregoing, the Borrower may, directly or indirectly, purchase, redeem or retire any Senior Notes prior to maturity, except as otherwise required under any Senior Notes, or prepay any outstanding principal amounts not then due, or not otherwise required to be made or incurred, under, any Senior Notes, or incur an obligation to purchase, redeem, retire prior to maturity, except as otherwise required under any Senior Notes, or to prepay outstanding principal not then due, or not otherwise required to be made or incurred, under, any Senior Notes, if, prior to or after giving effect to such purchase, redemption, retirement or prepayment, the Net Leverage Ratio (calculated as of the last day of the most recently completed fiscal quarter, as adjusted to give effect to such purchase, redemption, retirement or prepayment) is less than or equal to fifty-five percent (55%); provided, however, that the aggregate amount of all such purchases, retirements, redemptions and prepayments during any fiscal quarter shall not exceed the maximum amount set forth below based on the Net Leverage Ratio (calculated as of the last day of the most recently completed fiscal quarter, as adjusted to give effect to such purchase, redemption, retirement or prepayment):

Net Leverage Ratio	Maximum Amount Per Quarter
≤ 55%, but > 50%	$5,000,000
≤ 50%, but > 45%	$10,000,000
≤ 45%	Unlimited

Notwithstanding anything in this Section 6.18(c) to the contrary, the Borrower may refinance any Senior Notes so long as none of the refinanced principal shall have a scheduled due date prior to the current maturity of the Senior Notes.

Section 6.19     Financial Covenants and Tests.

(a)     Consolidated Tangible Net Worth Test. The Borrower will not permit Consolidated Tangible Net Worth (monitored and tested quarterly as of the last day of each fiscal quarter) to be less than (i) $150,000,000 plus (ii) 50% of the cumulative Consolidated Net Income for each fiscal quarter commencing on or after June 30, 2020 (excluding any quarter in which there is a loss but applying Consolidated Net Income thereafter first to such loss before determining 50% of such amount for purposes of this calculation) plus (iii) 50% of the aggregate proceeds received by the Borrower (net of reasonable fees and expenses) in connection with any offering of stock or equity in each fiscal quarter after commencing on or after June 30, 2020 (the “Consolidated Tangible Net Worth Test”).

(b)     Leverage Test. The Borrower shall not permit the Leverage Ratio (monitored and tested quarterly as of the last day of each fiscal quarter) to exceed sixty percent (60%) (the “Leverage Test”).

(c)     Minimum Liquidity Amount. The Borrower shall not, on any date of determination, permit the Borrower’s Unrestricted Cash (monitored and tested quarterly as of the last day of each fiscal quarter) to be less than Ten Million Dollars ($10,000,000) (such amount being referred to herein as the “Minimum Liquidity Amount”).

(d)     Interest Coverage Test. The Borrower shall not, on any date of determination, permit the Interest Coverage Ratio (monitored and tested quarterly as of the last day of each fiscal quarter) to be less than 1.75 to 1.0 (the “Interest Coverage Test”); however, if the Interest Coverage Test was not satisfied on the last day of any fiscal quarter, the Borrower shall not be in Default hereunder so long as Borrower shall maintain at any date of determination during the period the Interest Coverage Test remains unsatisfied Unrestricted Cash of the Borrower in an amount equal to not less than an amount equal to the trailing twelve month Consolidated Interest Incurred.

(e)     Spec Unit Inventory Test. The Borrower shall not at any time permit the aggregate number of Spec Units (monitored and tested quarterly as of the last day of each fiscal quarter) owned by the Borrower or any Guarantor to exceed the greater of (i) 50% of the number of Housing Unit Closings during the preceding twelve (12) months or (ii) 100% of the number of Housing Unit Closings during the preceding six (6) months (the “Spec Unit Inventory Test”). A failure to comply with the Spec Unit Inventory Test shall not be an Event of Default or a Default, but any excess Spec Units shall be excluded from the Borrowing Base, as of the last day of the quarter in which such non-compliance occurs.

Section 6.20     Guaranty.

(a)     Guaranty by Significant Designated Subsidiaries. As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed by the Administrative Agent in its sole discretion) after a Significant Designated Subsidiary is organized or acquired, or any Person becomes a Significant Designated Subsidiary pursuant to the definition thereof, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Significant Designated Subsidiary and shall cause each such Subsidiary to deliver to the Administrative Agent a joinder to the Guaranty (in the form contemplated thereby) pursuant to which such Significant Designated Subsidiary agrees to be bound by the terms and provisions thereof, each such Guaranty joinder to be accompanied by an updated Schedule 5.8 hereto designating such Significant Designated Subsidiary as such, appropriate corporate or limited liability company resolutions, other corporate or limited liability company documentation and (if so requested by Administrative Agent) legal opinions, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel, and such other documentation as the Administrative Agent may reasonably request.

(b)     Release of Guarantor. The Administrative Agent is authorized to and shall release and discharge from the Guaranty any Guarantor requested in writing by the Borrower, provided that:

(i)     no Default or Event of Default exists or would result from release of such Guarantor;

(ii)     the Guarantor being released has a Net Worth of less than $1,000,000; and

(iii)     no Property owned by such Guarantor remains in, or is counted in the calculation of, the Borrowing Base;

provided further that, in each such case, the Borrower has delivered to the Administrative Agent a certificate of an Authorized Officer stating that all conditions precedent provided for in this Section have been complied with and that such release is authorized and permitted under the Agreement.

Section 6.21     Negative Pledge. Neither the Borrower nor any Guarantor will directly or indirectly enter into any agreement (other than this Agreement) with any Person that prohibits or restricts or limits the ability of the Borrower or Guarantors to create, incur, pledge or suffer to exist any Lien in favor of Lenders granted pursuant to the terms of this Agreement upon any real property assets of the Borrower or any Guarantor; provided, however, that those agreements creating Liens permitted under Sections 6.15(iii), (iv), (vii), (viii), (ix), (xv), (xviii) and (xx) may prohibit, restrict or limit other Liens on those assets encumbered by the Liens created by such agreements, and provided further that the foregoing shall not (a) apply to restrictions and conditions imposed by the Loan Documents, (b) prohibit the requirement of granting pari passu (equal and ratable) Liens in favor of any holder of any public Indebtedness if the Obligations hereunder are required to be secured, (c) apply to restrictions and conditions contained in agreements relating to any disposition permitted hereby pending such disposition, provided such restrictions and conditions apply only to the assets subject to such disposition, or (d) apply to restrictions and conditions contained in leases or other agreements that are customary and restrict the assignment (or subletting) thereof and relate only to the assets subject thereto.

ARTICLE VII

DEFAULTS

Section 7.1     Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default (each, an “Event of Default”):

(a)     Any representation or warranty made or deemed made by or on behalf of the Borrower or any Guarantor to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date made or confirmed and, with respect to any matter which is reasonably capable of being cured, the Borrower or such Guarantor, as applicable, shall have failed to cure the occurrence causing the representation or warranty to be materially false within thirty (30) days after notice thereof by Administrative Agent to the Borrower.

(b)     Nonpayment of (i) principal of any Loan when due, or (ii) any Reimbursement Obligation, interest upon any Loan, any Commitment Fee or LC Fee within five (5) days of written notice (which may include the invoice therefor) from the Administrative Agent or the applicable LC Issuer or Lender, or (iii) any other obligation under any of the Loan Documents within five (5) days after written notice (which may include the invoice therefor) from the Administrative Agent that the same is due.

(c)     The breach of any of the covenants set forth in Section 6.19 (other than as provided in Section 6.19(e)), Section 6.2 or Section 6.7(c).

(d)     The breach by the Borrower (other than a breach which constitutes an Event of Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after the earlier of (i) any Senior Officer becoming aware of any such breach and (ii) the Administrative Agent notifying the Borrower of any such breach.

(e)     Failure of the Borrower or any Guarantor to pay when due any payment of principal or interest or any other material amount in respect of any Material Indebtedness within fifteen (15) days (or such greater applicable grace period as is provided in the applicable Material Indebtedness Agreement) of the date when due; or the default by the Borrower or any Guarantor in the performance (beyond the greater of thirty (30) days or the applicable grace period with respect thereto, if any, provided in such Material Indebtedness) of any material term, provision or condition contained in the applicable Material Indebtedness Agreement if the effect of which default is to permit the holder(s) of such Material Indebtedness or the lender(s) under the applicable Material Indebtedness Agreement to cause ten percent (10%) or more of such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any such applicable Material Indebtedness Agreement to be terminated prior to its stated expiration date; or ten percent (10%) or more of the Material Indebtedness of the Borrower or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any Guarantor shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

(f)     The Borrower or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, limited liability company or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.1(f) or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.1(g).

(g)     Without the application, approval or consent of the Borrower or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Guarantor or any Substantial Portion of their Property, or a proceeding described in Section 7.1(f)(iv) shall be instituted against the Borrower or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

(h)     Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and the Guarantors which, when taken together with all other Property of the Borrower and the Guarantors so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

(i)     The Borrower or any Guarantor shall fail within thirty (30) days to pay, obtain a stay with respect to, or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $2,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate (net of amounts fully covered by insurance as to which the applicable insurance provider has acknowledged such coverage in writing), or (ii) nonmonetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Guarantor to enforce any such judgment.

(j)     (i) With respect to a Plan, the Borrower or an ERISA Affiliate is subject to a lien in excess of $2,000,000 pursuant to Section 430(k) of the Code or Section 302(c) of ERISA or Title IV of ERISA, or (ii) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect.

(k)     Any Change in Control shall occur.

(l)     The occurrence of any “default,” as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

(m)     Any Loan Document shall fail to remain in full force or effect or any action shall be taken by any Guarantor to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

(n)     Failure of the Borrower or any Guarantor to pay when due any payment of principal or interest or any other material amount in respect of any Material Non-Recourse Indebtedness within fifteen (15) days (or such greater applicable grace period as is provided in the applicable Material Non-Recourse Indebtedness Agreement) of the date when due; or the default by the Borrower or any Guarantor in the performance (beyond the greater of thirty (30) days or the applicable grace period with respect thereto, if any, provided in such Material Non-Recourse Indebtedness) of any material term, provision or condition contained in the applicable Material Non-Recourse Indebtedness Agreement if the effect of which default is to permit the holder(s) of such Material Non-Recourse Indebtedness or the lender(s) under the applicable Material Non-Recourse Indebtedness Agreement to cause ten percent (10%) or more of such Material Non-Recourse Indebtedness to become due prior to its stated maturity or any commitment to lend under any such applicable Material Non-Recourse Indebtedness Agreement to be terminated prior to its stated expiration date; or ten percent (10%) or more of the Material Non-Recourse Indebtedness of the Borrower or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any Guarantor shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

Section 7.2     No Defaults. The breach of the Spec Unit Inventory Test shall specifically not be an Event of Default or a Default under this Agreement (except that the same shall result in the exclusion of certain assets from the Borrowing Base to the extent provided for in Section 6.19(e)).

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

Section 8.1     Acceleration; Remedies. If any Event of Default described in Section 7.1(f) or Section 7.1(g) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations under this Agreement and the other Loan Documents shall immediately become due and payable without any election or action on the part of the Administrative Agent, any LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (y) the amount of LC Obligations at such time, less (z) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations under this Agreement and the other Loan Documents (such difference, the “Collateral Shortfall Amount”). If any other Event of Default occurs, the Administrative Agent may, and at the request of the Required Lenders shall, (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations under this Agreement and the other Loan Documents to be due and payable, or both, whereupon the Obligations under this Agreement and the other Loan Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(a)     If at any time while any Event of Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(b)     The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations under this Agreement and the other Loan Documents and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuers under the Loan Documents, as provided in Section 8.2.

(c)     At any time while any Event of Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations under this Agreement and the other Loan Documents have been paid in full (other than contingent indemnification obligations for which no claim has been made), the Aggregate Commitment has been terminated, and all issued Facility LCs have expired or been returned, undrawn, to the applicable LC Issuer, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

(d)     If, within thirty (30) days after acceleration of the maturity of the Obligations under this Agreement and the other Loan Documents or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuers to issue Facility LCs hereunder as a result of any Event of Default (other than any Event of Default as described in Section 7.1(f) or Section 7.1(g) with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due under this Agreement and the other Loan Documents shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

(e)     Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under applicable law.

Section 8.2     Application of Funds. After the exercise of remedies provided for in Section 8.1 (or after the Obligations under this Agreement and the other Loan Documents have automatically become immediately due and payable as set forth in the first sentence of Section 8.1(a)), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a)     First, to payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(b)     Second, to payment of fees, indemnities and other amounts (other than principal, interest, LC Fees and Commitment Fees) payable to the Lenders and the LC Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the LC Issuers as required by Section 9.6 and amounts payable under Article III);

(c)     Third, to payment of accrued and unpaid LC Fees, Commitment Fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the LC Issuers in proportion to the respective amounts described in this Section 8.2(c) payable to them;

(d)     Fourth, to payment of all Obligations ratably among the Lenders;

(e)     Fifth, to the Administrative Agent for deposit to the Facility LC Collateral Account in an amount equal to the Collateral Shortfall Amount (as defined in Section 8.1(a)), if any; and

(f)     Last, the balance, if any, to the Borrower or as otherwise required by law.

Section 8.3     Amendments. Subject to the provisions of this Section 8.3 and subject to Section 3.3(b), the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Agreement or the Guaranty or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default or Event of Default hereunder; provided, however, that no such supplemental agreement shall:

(a)     without the consent of each Lender directly affected thereby, extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto or increase the amount of the Commitment of such Lender hereunder.

(b)     without the consent of all of the Lenders, (i) reduce the percentage or (ii) change the requirement for unanimous action, in each case, specified in the definition of Required Lenders.

(c)     without the consent of all of the Lenders, amend this Section 8.3.

(d)     without the consent of all of the Lenders, release all or substantially all of the Guarantors of the Obligations (except as provided in Section 6.20(b)).

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuers shall be effective without the written consent of the LC Issuers. The Administrative Agent may waive payment of the fee required under Section 12.3(c) without obtaining the consent of any other party to this Agreement. Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency of a technical or immaterial nature, as determined in good faith by the Administrative Agent.

Section 8.4     Preservation of Rights. No delay or omission of the Lenders, the LC Issuers or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuers and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1     Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

Section 9.2     Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither any LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

Section 9.3     Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

Section 9.4     Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Guarantors, the Administrative Agent, the LC Issuers and the Lenders and supersede all prior agreements and understandings among the Borrower, the Guarantors, the Administrative Agent, the LC Issuers and the Lenders relating to the subject matter thereof.

Section 9.5     Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that each Arranger, each Co-Syndication Agent and each Co-Documentation Agent shall enjoy the benefits of the provisions of Sections 9.6 and 9.10 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

Section 9.6     Expenses; Indemnification.

(a)     The Borrower shall reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses paid or incurred by the Administrative Agent, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses, cusip costs and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent and/or the allocated costs of in-house counsel incurred from time to time, in connection with the due diligence, preparation, administration, negotiation, execution, delivery, syndication, distribution (including any internet service selected by the Administrative Agent), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the LC Issuers and the Lenders for any costs, internal charges and out-of-pocket expenses, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent, the LC Issuers and the Lenders and/or the allocated costs of in-house counsel incurred from time to time, paid or incurred by the Administrative Agent, any LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Administrative Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by Administrative Agent from information furnished to it by or on behalf of the Borrower, after Administrative Agent has exercised its rights of inspection pursuant to this Agreement.

(b)     The Borrower hereby further agrees to indemnify and hold harmless the Administrative Agent, each Arranger, each Co-Syndication Agent, each Co-Documentation Agent, each LC Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees, agents and advisors (each an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements and settlement costs (including, without limitation, all expenses of litigation or preparation therefor) whether or not the Administrative Agent, each Arranger, each Co-Syndication Agent, each Co-Documentation Agent, any LC Issuer, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, any actual or alleged presence or release of Hazardous Materials on or from any Property owned or operated by the Borrower or any of its Subsidiaries, any environmental liability related in any way to the Borrower or any of its Subsidiaries, or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder, provided that such indemnity shall not, as to any Indemnitee, apply to losses, claims, damages, liabilities or related expenses to the extent such losses, claims, damages, liabilities or related expenses (i) that result from the willful misconduct, bad faith or gross negligence of such Indemnitee or any of its controlled affiliates or controlling persons or any of the officers, directors, employees, partners, successors, agents, advisors or representatives of any of the foregoing (in each case, (A) as determined by a court of competent jurisdiction in a final and non-appealable judgment and (B) with respect to any controlled affiliate, partner, agent, advisor or representative, only if such person acted pursuant to the expressed direction of such Indemnitee), or (ii) have arisen out of any dispute that does not involve an act or omission of any Borrower or Guarantor and that is brought by an Indemnitee against another Indemnitee (excluding any such claims against the relevant Indemnitee in its capacity or in fulfilling its role as Administrative Agent, bookrunner, lead arranger, co-syndication agent or co-documentation agent, as applicable, or any similar role relating to the Loans). The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

Section 9.7     Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

Section 9.8     Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP applied on a basis consistent with the consolidated audited financial statements of the Borrower as of December 31, 2019 (“Agreement Accounting Principles”). If any change in GAAP from the principles used in preparing such statements would have a material effect upon the results of any calculation required by or compliance with any provision of this Agreement, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such calculation shall continue to be made or calculated and compliance with such provision shall be determined using accounting principles used in preparing the consolidated audited financial statements of the Borrower as of December 31, 2019.

Section 9.9     Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

Section 9.10     Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuers and the Administrative Agent on the other hand shall be solely that of the borrower and lender. Neither the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent, any LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent, any LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent, any LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent, any LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby. It is agreed that each Arranger, each Co-Syndication Agent and each Co-Documentation Agent shall, in its capacity as such, have no duties or responsibilities under the Agreement or any other Loan Document. Each Lender acknowledges that it has not relied and will not rely on any Arranger, any Co-Syndication Agent or any Co-Documentation Agent in deciding to enter into the Agreement or any other Loan Document or in taking or not taking any action.

Section 9.11     Confidentiality. The Administrative Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to the Administrative Agent and any other Lender and their respective Affiliates (it being understood that the Persons to whom disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential (“Confidentiality Direction”)), (ii) to legal counsel, accountants, and other professional advisors to the Administrative Agent or such Lender, who will receive the Confidentiality Direction, (iii) as provided in Section 12.3(e), (iv) to regulatory officials, (v) to any Person as requested pursuant to or as required by law, regulation, or legal process, (vi) to any Person in connection with any legal proceeding to which it is a party, (vii) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, who will receive the Confidentiality Direction, (viii) to Rating Agencies if requested or required by such Rating Agencies in connection with a rating relating to the Advances hereunder (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of the information), (ix) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, to the extent reasonably necessary, (x) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, who will receive the Confidentiality Direction, and (xi) to the extent such information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any LC Issuer or any other Lender on a non-confidential basis from a source other than the Borrower. Without limiting Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and the Administrative Agent and each Lender with respect to any confidential information previously or hereafter received by the Administrative Agent or such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by the Administrative Agent or any Lender with respect to such confidential information.

Section 9.12     Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions provided for herein.

Section 9.13     Disclosure. The Borrower and each Lender hereby acknowledge and agree that JPMorgan Chase Bank, N.A. and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

Section 9.14     USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrower pursuant to Section 326 of the PATRIOT Act:

Each Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify Borrower in accordance with the PATRIOT Act.

Section 9.15     Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its ownership or equity interest at such time.

Section 9.16     Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE X

THE ADMINISTRATIVE AGENT

Section 10.1     Authorization and Action.

(a)     Each Lender and each LC Issuer hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and each LC Issuer authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each LC Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)     As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each LC Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the LC Issuers with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)     In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the LC Issuers (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)     the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or any LC Issuer other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender and LC Issuer agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii)     nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender or LC Issuer for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d)     The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)     None of any Arranger, any Co-Syndication Agent or any Co-Documentation Agent shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such Persons shall have the benefit of the indemnities provided for hereunder.

(f)     In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Advance or any Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the LC Issuers and the Administrative Agent allowed in such judicial proceeding; and

(ii)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each LC Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the LC Issuers, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or LC Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or LC Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or LC Issuer in any such proceeding.

(g)     The provisions of this Article X are solely for the benefit of the Administrative Agent, the Lenders and the LC Issuers, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.

Section 10.2     Administrative Agent’s Reliance, Limitation of Liability, Etc.

(a)     Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)     The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 6.3 unless and until written notice thereof stating that it is a “notice under Section 6.3” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an LC Issuer. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

(c)     Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 12.3, (ii) may rely on the Register to the extent set forth herein, (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or LC Issuer and shall not be responsible to any Lender or LC Issuer for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of an Advance, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an LC Issuer, may presume that such condition is satisfactory to such Lender or LC Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or LC Issuer sufficiently in advance of the making of such Advance or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Section 10.3     Posting of Communications.

(a)     The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the LC Issuers by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)     Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the LC Issuers and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the LC Issuers and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)     THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-SYNDICATION AGENT, ANY CO-DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY LC ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any LC Issuer by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)     Each Lender and each LC Issuer agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and LC Issuer agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or LC Issuer’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)     Each of the Lenders, each of the LC Issuers and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)     Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any LC Issuer to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 10.4     The Administrative Agent Individually. With respect to its Commitment, Advances, Reimbursement Obligations and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or LC Issuer, as the case may be. The terms “LC Issuers”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, LC Issuer or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the LC Issuers.

Section 10.5     Successor Administrative Agent.

(a)     The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the LC Issuers and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the LC Issuers, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)     Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the LC Issuers and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each LC Issuer. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 10.6     Acknowledgements of Lenders and LC Issuers.

(a)     Each Lender and each LC Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or LC Issuer, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each LC Issuer agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender or LC Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender and LC Issuer, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such LC Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each LC Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender or LC Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower, the Guarantors and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)     Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Section 10.7     Certain ERISA Matters.

(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, the Co-Syndication Agents and the Co-Documentation Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)     such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments or this Agreement,

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement,

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Facility LCs, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement, or

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)     In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger, each Co-Syndication Agent and each Co-Documentation Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, any Arranger, any Co-Syndication Agent or any Co-Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE XI

RATABLE PAYMENTS

Section 11.1     Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral or other protection ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

Section 12.1     Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with the terms of this Agreement. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments by any Lender creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

Section 12.2     Participations.

(a)     Permitted Participants; Effect. Any Lender may at any time sell to one or more entities (“Participants”) participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

(b)     Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents provided that each such Lender may agree in its participation agreement with its Participant that such Lender will not vote to approve any amendment, modification or waiver with respect to any Outstanding Credit Exposure or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.3 or of any other Loan Document.

(c)     Benefit of Certain Provisions. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5, 9.6 and 9.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.2 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, (ii) each Participant shall be subject to the provisions of Section 3.7 and (iii) a Participant shall not be entitled to receive any greater payment under Section 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account (A) except to the extent such entitlement to receive a greater payment results from a change in treaty, law or regulation (or any change in the interpretation or administration thereof by any Governmental Authority) that occurs after the Participant acquired the applicable participation and (B), in the case of any Participant that would be a Non-U.S. Lender if it were a Lender, such Participant agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 12.3     Assignments.

(a)     Permitted Assignments. Any Lender may, upon the prior approval of the Administrative Agent and LC Issuers, assign to any affiliate of such Lender all or a portion of its respective Commitment, in such a manner as to create privity of contract between such affiliate and the Borrower and to make such affiliate a Lender for all purposes hereunder. Any Lender may, upon the prior approval of the Administrative Agent and LC Issuers, assign to any entity which meets the following conditions (“Assignee Lender”) all or a portion of its respective Commitment, in such a manner as to create privity of contract between such person and the Borrower and to make such person a Lender for all purposes hereunder:

(i)     The minimum portion of the total commitment which the assigning Lender may assign to an Assignee Lender shall be Five Million Dollars ($5,000,000).

(ii)     Without limiting the power of consent in subsection (iv) below, an Assignee Lender (or its direct or indirect parent) shall be either (A) a commercial lender organized under the laws of the United States, or any state thereof, and having total assets in excess of Two Billion Dollars ($2,000,000,000) or (B) a commercial bank organized under the laws of any other country which has total assets in excess of Ten Billion Dollars ($10,000,000,000) or (C) any other financial institution which has total assets in excess of Ten Billion Dollars ($10,000,000,000).

(iii)     The senior unsecured debt of an Assignee Lender (or its direct or indirect parent) shall have a rating of Baa-2 or higher from Moody’s or a comparable rating agency.

(iv)     Such assignment shall have been approved by Administrative Agent and each LC Issuer, which approvals shall not be unreasonably withheld.

(v)     The Assignee Lender shall have paid to the Administrative Agent an administrative fee of $3,500.00 to process the admission of such Assignee Lender.

(vi)     The Assignee Lender shall not be the Borrower or any of the Borrower’s Affiliates.

(vii)     The Borrower’s consent shall have been obtained; provided, however, that, during the existence of any Event of Default, the Borrower’s consent shall not be required in connection with any sale, transfer, assignment or syndication of any portion of the Loan or any Lender’s interest therein.

(b)     Assignment and Assumption. The Borrower and Administrative Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee Lender (or to an affiliate of such Lender) until such time as (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee Lender (or such affiliate) shall have been given to the Borrower and Administrative Agent by the assigning Lender and the Assignee Lender (or such affiliate); (ii) the assigning Lender and the Assignee Lender (or such affiliate) shall have delivered to the Borrower and Administrative Agent an Assignment and Assumption. Upon request, the Borrower will execute and deliver to Administrative Agent an appropriate replacement promissory note or replacement promissory notes in favor of each assignee (and assignor, if such assignor is retaining a portion of its Commitment and advances) reflecting such assignee’s (and assignor’s) portion of the Commitment. Upon execution and delivery of such replacement promissory note(s) the original promissory note or notes evidencing all or a portion of the Commitment being assigned shall be canceled and returned to the Borrower.

(c)     Notice by Administrative Agent. Promptly following receipt by Administrative Agent of an executed Assignment and Assumption, Administrative Agent shall give notice to the Borrower and to the Lenders of: (i) the effectiveness of the assignment by the assigning Lender to the Assignee Lender (or the affiliate of the Lender); and (ii) the revised Pro Rata Shares and maximum amounts of the Commitment in effect as a result of such assignment.

(d)     Adjustment of Shares. Immediately upon delivery of the Assignment and Assumption to Administrative Agent, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee Lender (or affiliate of the Lender) and the resulting adjustment of the Pro Rata Shares and maximum amounts of the Lenders’ Commitment arising therefrom. The portion of the Commitment assigned to each Assignee Lender (or such affiliate) shall reduce the Commitment of the assigning Lender by a like amount.

(e)     Rights of Assignee. From and after the date upon which Administrative Agent notifies the assigning Lender that it has received an executed Assignment and Assumption: (1) the Assignee Lender (or the Lender’s affiliate) thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender under this Agreement; and (2) the assigning Lender shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement.

(f)     Assignee’s Agreements. By executing and delivering an Assignment and Assumption, the Assignee Lender (or the Lender’s affiliate) thereunder confirms and agrees as follows: (1) other than as provided in such Assignment and Assumption, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Note or any other instrument or document furnished pursuant to the Loan; (2) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other parties or the performance or observance by the Borrower of any of its obligations under the Note and this Agreement; (3) the Assignee Lender (or such affiliate) has received a copy of this Agreement, together with such other documents and information as the Assignee Lender (or such affiliate) has deemed appropriate to make its own credit analysis and decision to enter into the Assignment and Assumption; (4) the Assignee Lender (or such affiliate) will, independently and without reliance upon Administrative Agent, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) the Assignee Lender (or such affiliate) hereby appoints and authorizes Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents and this Agreement as are delegated to Administrative Agent thereunder and hereunder, together with such powers as are reasonably incidental thereto; and (6) the Assignee Lender (or such affiliate) agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and confirms the representations and warranties of the assigning Lender under this Agreement. Any assignment in violation of this Section 12.3 shall be deemed to be a participation under Section 12.2 of this Agreement.

(g)     Register. The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Reimbursement Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, Administrative Agent, the LC Issuers and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any LC Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

ARTICLE XIII

NOTICES

Section 13.1     Notices; Effectiveness; Electronic Communication.

(a)     Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail as follows:

(i)     if to the Borrower, to it at The New Home Company Inc., 85 Enterprise, Suite 450, Aliso Viejo, CA 92656, Attention: John Stephens, Chief Financial Officer;

(ii)     if to the Administrative Agent, to JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 500 Stanton Christiana Road, Ops 2, 3rd Floor Newark, DE 19713, Attention of Loan and Agency Services Group (Fax No. 1 (302) 634-3301);

(iii)     if to a Lender or LC Issuer, to it at its address set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)     Electronic Communications. Notices and other communications to the Borrower, Lenders and the LC Issuers hereunder may be delivered or furnished using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)     Change of Address, Etc. Any party hereto may change its address or number for notices and other communications hereunder by notice to the other parties hereto.

ARTICLE XIV

COUNTERPARTS; EFFECTIVENESS; ELECTRONIC EXECUTION

Section 14.1     Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent, and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 14.2     Electronic Execution. Delivery of an executed counterpart of a signature page of (a) this Agreement, (b) any other Loan Document and/or (c) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 13.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any Guarantor without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, any LC Issuer or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Guarantor hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the LC Issuers, the Lenders, the Borrower and the Guarantors, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent, each LC Issuer and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any liabilities arising solely from the Administrative Agent’s and/or any LC Issuer’s or Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrower and/or any Guarantor to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

Section 15.1     CHOICE OF LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Section 15.2     CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN.

Section 15.3     WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUERS AND THE LENDERS HEREBY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON TORT, CONTRACT OR ANY OTHER THEORY). EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUERS AND THE LENDERS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

ARTICLE XVI

BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS

Section 16.1     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)     the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)     the effects of any Bail-In Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuers and the Administrative Agent have executed this Agreement as of the date first above written.

THE NEW HOME COMPANY INC.,
a Delaware corporation

By: /s/ John M. Stephens

Name: John M. Stephens

Title: Chief Financial Officer

By: /s/ Miek D. Harbur

Name: Miek D. Harbur

Title: SVP, General Counsel and Secretary

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A. as a Lender, an LC Issuer and Administrative Agent By:/s/ Nadeige Dang Name: Nadeige Dang Title: Executive Director

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO
CREDIT AGREEMENT
OF THE NEW HOME COMPANY INC.

BANK OF THE WEST,
a California banking corporation,
By:	/s/ Dennis Londen
Name: Dennis Londen
Title: Vice President

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO
CREDIT AGREEMENT
OF THE NEW HOME COMPANY INC.

Name of Lender: CIBC Bank USA
by:	/s/ Russell Ruhnke
Name: Russell Ruhnke
Title: Managing Director

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO
CREDIT AGREEMENT
OF THE NEW HOME COMPANY INC.

Name of Lender: Citibank, N.A.
by:	/s/ Robert J. Kane
Name: Robert Kane
Title: Vice President

For any Lender requiring a second signature block:
by:
Name:
Title:

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO
CREDIT AGREEMENT
OF THE NEW HOME COMPANY INC.

Name of Lender: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
by:	/s/ William O'Daly
Name: William O'Daly
Title: Authorized Signatory

by:	/s/ Vito Cotoia
Name: Vito Cotoia
Title: Authorized Signatory

[Signature Page to Credit Agreement]

PRICING SCHEDULE

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the following table based on the Borrower’s Leverage Ratio as reflected in the then most recent Financials:

Level	Leverage Ratio	Applicable Margin – Eurocurrency Loans and LC Fees	Applicable Margin – ABR Loans	Applicable Fee Rate
I	<30%	3.50%	2.50%	0.35%
II	>30% <40%	3.75%	2.75%	0.60%
III	>40% <50%	4.25%	3.25%	0.70%
IV	>50%	4.50%	3.50%	0.80%

Adjustments, if any, to the Applicable Margin or Applicable Fee Rate, to the extent determined on the basis of the Leverage Ratio, shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of the Financials is required until the first day of the first fiscal month immediately following the next such date on which delivery of such Financials of the Borrower is so required. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five (5) days after such Financials are so delivered.

“Financials” means the annual or quarterly financial statements of the Borrower and the related compliance certificates delivered pursuant to Section 6.1(a) or (b) and Section 6.1(c), as applicable.

Without limitation of the rights of the Administrative Agent and the Lenders pursuant to Sections 2.10 and 7.2, if any financial statement or certification is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, the Borrower shall immediately (a) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (b) determine the Applicable Margin for such Applicable Period based upon the corrected compliance certificate, and (c) promptly pay to the Administrative Agent for the benefit of the Lenders the accrued additional interest and other fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly distributed by the Administrative Agent to the Lenders entitled thereto.

SCHEDULE 1
Commitments

As of the Effective Date:

Lender:	Commitment:	Percentage:
JPMorgan Chase Bank, N.A.	$13,750,000.00	22.916666667%
Bank of the West	$13,725,000.00	22.875000000%
CIBC Bank USA	$13,725,000.00	22.875000000%
Citibank, N.A.	$11,000,000.00	18.333333333%
Credit Suisse AG, Cayman Islands Branch	$7,800,000.00	13.000000000%

TOTAL COMMITMENTS	$60,000,000.00	100.000000000%

Schedule 1

SCHEDULE 2
LC Issuer’s LC Limits

LC Issuer	LC Limit
JPMorgan Chase Bank, N.A.	$13,750,000.00
Bank of the West	$13,725,000.00
CIBC Bank USA	$13,725,000.00
Citibank, N.A.	$11,000,000.00
Credit Suisse AG, Cayman Islands Branch	$7,800,000.00

Schedule 2

SCHEDULE 3
Guarantors

As of the Effective Date:

DMB/TNHC LLC

Larkspur Land 8 Investor, LLC

Larkspur Land 8 Owner, LLC

LR8 Investors, LLC

LR8 Owner, LLC

The New Home Company Northern California LLC

The New Home Company Southern California LLC

TNHC - Arantine GP LLC

TNHC - Calabasas GP LLC

TNHC - Santa Clarita GP, LLC

TNHC Arizona LLC

TNHC Arizona Marketing LLC

TNHC Canyon Oaks LLC

TNHC Grove Investment LLC

TNHC Land Company LLC

TNHC Realty and Construction Inc.

TNHC San Juan LLC

TNHC Tidelands LLC

TNHC Holdings, LLC

TNHC Holdings 1, LLC

Schedule 3

SCHEDULE 5.8
Subsidiaries

As of the Effective Date:

Name of Subsidiary	Jurisdiction of Formation	Percentage of Stock Owned	Owner
DMB/TNHC LLC	Delaware	100%	TNHC Arizona LLC
Larkspur Land 8 Investors, LLC	Delaware	100%	The New Home Company Northern California LLC (99%) TNHC Realty and Construction Inc. (1%)
Larkspur Land 8 Owner, LLC	Delaware	100%	Larkspur Land 8 Investors, LLC
LR8 Investors, LLC	Delaware	100%	The New Home Company Southern California LLC
LR8 Owner, LLC	Delaware	100%	LR8 Investors, LLC
The New Home Company Northern California LLC	Delaware	100%	The New Home Company Inc.
The New Home Company Southern California LLC	Delaware	100%	The New Home Company Inc.
TNHC - Arantine GP LLC	Delaware	100%	TNHC Land Company LLC
TNHC - Calabasas GP LLC	Delaware	100%	The New Home Company Southern California LLC
TNHC - Santa Clarita GP LLC	Delaware	100%	The New Home Company Southern California LLC
TNHC Arizona LLC	Delaware	100%	The New Home Company Inc.
TNHC Canyon Oaks LLC	Delaware	100%	TNHC Land Company LLC
TNHC Grove Investment LLC	Delaware	100%	The New Home Company Northern California LLC
TNHC Land Company LLC	Delaware	100%	The New Home Company Inc.
TNHC Realty and Construction Inc.	Delaware	100%	The New Home Company Inc.
TNHC San Juan LLC	Delaware	100%	The New Home Company Southern California LLC
TNHC Tidelands LLC	Delaware	100%	The New Home Company Northern California LLC
TNHC Arizona Marketing LLC	Delaware	100%	The New Home Company Inc.
TNHC Holdings LLC	Delaware	100%	TNHC Land Company LLC
TNHC Holdings 1 LLC	Delaware	100%	TNHC Land Company LLC

Schedule 5.8-1

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

To:	The Lenders parties to the Credit Agreement Described Below

This Compliance Certificate (this “Certificate”) is furnished pursuant to that certain Credit Agreement dated as of October 30, 2020 (as amended, modified, renewed or extended from time to time, the “Agreement”) among The New Home Company Inc., a Delaware corporation (the “Borrower”), the Lenders and LC Issuers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.     I am the duly elected [__________] of the Borrower;

2.     I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.     The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate except as set forth below; and

4.     Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct in all material respects.

5.     Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement and the other Loan Documents and the status of compliance.

6.     Schedule III attached hereto is a specification of any change in the identity of the Subsidiaries of the Borrower (including each such new Subsidiary’s jurisdiction of organization, the percentage of its respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries, and specification of whether such Subsidiary is a Significant Designated Subsidiary) at the end of the fiscal period to which this certificate relates from the respective identities of the Subsidiaries of the Borrower as of the most recent prior fiscal period.

Exhibit A – Page 1

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

[None] [

]

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this [__] day of [_______], 20[__].

THE NEW HOME COMPANY INC., a Delaware corporation By:_________________________ Name: ______________________ Title:________________________

Exhibit A – Page 2

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of [_________], 20[__] with
Sections 6.18 and 6.19 of
the Agreement

[insert relevant calculations]

Exhibit A – Page 3

SCHEDULE II TO COMPLIANCE CERTIFICATE

Reports and Deliveries Currently Due

Exhibit A – Page 4

SCHEDULE III TO COMPLIANCE CERTIFICATE

Changes to Identity of Subsidiaries

Name of Subsidiary	Jurisdiction of Formation	Percentage of Stock Owned	Owner	Significant Designated Subsidiary
Y / N

Exhibit A – Page 5

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, modified, renewed or extended from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit and guaranties included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[___________________________________________]

2.	Assignee:	[___________________________________________][and is an Affiliate/ Approved Fund of [identify Lender][1][1]

3.	Borrower(s):	The New Home Company Inc.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement.

5.	Credit Agreement:	The Credit Agreement dated as of October 30, 2020 among The New Home Company Inc., the Lenders and LC Issuers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

1Select as applicable.

Exhibit B – Page 1

6.	Assigned Interest:

		Aggregate Amount of Commitment/Loans for all Lenders[2]	Amount of Commitment/Loans Assigned[3]	Percentage Assigned of Commitment/Loans[4]
		$[____________]	$[____________]	[_______]%
		$[____________]	$[____________]	[_______]%
		$[____________]	$[____________]	[_______]%

7.	Trade Date:	[______________________][5]

Effective Date: [____________________], 20[__] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR] By:_________________________________ Title:

ASSIGNEE [NAME OF ASSIGNEE] By:_________________________________ Title:

2Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

3Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

4Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

5Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

Exhibit B – Page 2

[Consented to and][6] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:____________________________
Title:

[Consented to:][7]

[NAME OF RELEVANT PARTY]

By:____________________________
Title:

6To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

7To be added only if the consent of the Borrower and/or other parties (e.g. LC Issuers) is required by the terms of the Credit Agreement.

Exhibit B – Page 3

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.            Representations and Warranties.

1.1     Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

1.2.     Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit B – Page 4

2.          Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.        General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit B – Page 5

SCHEDULE 1
REQUIRED DOCUMENTATION

[Attach documentation required by Annex 1]

Exhibit B – Page 6

EXHIBIT C

FORM OF BORROWING NOTICE

TO:

JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) under that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of October 30, 2020 among The New Home Company Inc. (the “Borrower”), the financial institutions party thereto as lenders (the “Lenders”), and the Administrative Agent.

Capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Borrower hereby gives to the Administrative Agent a request for borrowing pursuant to Section 2.7 of the Credit Agreement, and the Borrower hereby requests to borrow on [_______________], 20[__] (the “Borrowing Date”) from the Lenders, on a pro rata basis, Loans in an aggregate principal amount of $[___________] as:

1. ☐     an ABR Advance or

2. ☐     a Eurocurrency Advance with an Interest Period of [_________]8

The undersigned hereby certifies to the Administrative Agent and the Lenders that (i) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) as of such date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date; (ii) at the time of and immediately after giving effect to such Advance, no Default or Event of Default shall have occurred and be continuing; and (iii) all other relevant conditions set forth in Section 4.2 of the Credit Agreement have been satisfied.

******

8 Insert one week, one month, two months, three months or six months.

Exhibit C – Page 1

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed by its authorized officer as of the date set forth below.

Dated: [_______________], 20[__]

THE NEW HOME COMPANY INC., a Delaware corporation By:_________________________ Name: ______________________ Title: _______________________

Exhibit C – Page 2

EXHIBIT D

FORM OF GUARANTY

GUARANTY

THIS GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of October 30, 2020 by and among each of the Persons listed on the signature pages hereto (each an “Initial Guarantor”) and those additional Persons which become parties to this Guaranty by executing a supplement hereto (a “Guaranty Supplement”) in the form attached hereto as Annex I (such additional Persons, together with the Initial Guarantors, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), for the benefit of Lenders under the Credit Agreement described below. Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, The New Home Company Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time party thereto as lenders and issuers of Facility LCs (collectively, the “Lenders”), and the Administrative Agent have entered into that certain Credit Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations (collectively, the “Loans”) to be made by the Lenders to or for the benefit of the Borrower;

WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors execute and deliver this Guaranty, whereby each of the Guarantors, without limitation and with full recourse, shall guarantee the payment when due of all Obligations, including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrower under the Credit Agreement or the other Loan Documents; and

WHEREAS, in consideration of the direct and indirect financial and other support and benefits that the Borrower has provided, and such direct and indirect financial and other support and benefits as the Borrower may in the future provide, to the Guarantors, and in consideration of the increased ability of each Guarantor to receive funds through contributions to capital, and for each Guarantor to receive funds through intercompany advances or otherwise, from funds provided to the Borrower pursuant to the Credit Agreement and the flexibility provided by the Credit Agreement for each Guarantor to do so which significantly facilitates the business operations of the Borrower and each Guarantor and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, and to make the Loans and the other financial accommodations to the Borrower and to issue the Facility LCs described in the Credit Agreement, each of the Guarantors is willing to guarantee the Obligations under the Credit Agreement and the other Loan Documents;

Exhibit D – Page 1

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Representations, Warranties and Covenants. Each of the Guarantors represents and warrants to each Lender and the Administrative Agent as of the date of this Guaranty, giving effect to the consummation of the transactions contemplated by the Loan Documents on the Effective Date, and thereafter on each date as required by Section 4.2 of the Credit Agreement that:

(a)     It (i) is a corporation, partnership or limited liability company duly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization, (ii) is duly qualified to do business as a foreign entity and is in good standing (to the extent such concept is applicable) under the laws of each jurisdiction where the business conducted by it makes such qualification necessary, and (iii) has all requisite corporate, partnership or limited liability company power and authority, as the case may be, to own, operate and encumber its property and to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to maintain such existence status, or authority would not reasonably be expected to result in a Material Adverse Effect.

(b)     It has the requisite corporate, limited liability company or limited partnership, as applicable, power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate, limited liability company or partnership proceedings, including any required shareholder, member or partner approval, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(c)     Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will (i) conflict with the charter or other organizational documents of such Guarantor, (ii) in any material respect conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Guarantor or any provisions of any indenture, instrument or agreement to which the Guarantor is party or is subject or by which it or its property is bound, (iii) result in the creation or imposition of any Lien whatsoever upon any of the property or assets of such Guarantor, other than Liens permitted or created by the Loan Documents, or (iv) require any approval of such Guarantor’s board of directors, shareholders, members or partners except such as have been obtained. The execution, delivery and performance by such Guarantor of each of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made.

Exhibit D – Page 2

In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment or Facility LC outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Obligations shall remain unpaid, it will fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Credit Agreement.

2.          The Guaranty. Each of the Guarantors hereby irrevocably and unconditionally guarantees, jointly and severally with the other Guarantors, the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the principal of and interest on each Loan made to the Borrower pursuant to the Credit Agreement, (ii) obligations owing under or in connection with Facility LCs, and (iii) all other amounts payable by the Borrower under the Credit Agreement and the other Loan Documents, and including, without limitation, all Rate Management Obligations (but excluding, for the avoidance of doubt, all Excluded Swap Obligations) (all of the foregoing being referred to collectively as the “Guaranteed Obligations”). Upon the failure by the Borrower to pay punctually any such amount, subject to any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on demand pay such amount at the place and in the manner specified in the Credit Agreement or the relevant other Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection. Each of the Guarantors hereby waives any and all benefits and defenses under CC Section 2810 and agrees that by doing so Guarantors shall be liable even if Borrower had no liability at the time of execution of any of the Loan Documents or thereafter ceases to be liable. Each of the Guarantors hereby waives any and all benefits and defenses under CC Section 2809 and agrees that by doing so Guarantors’ liability may be larger in amount and more burdensome than that of Borrower Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

3.           Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)     any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

Exhibit D – Page 3

(b)     any modification or amendment of or supplement to the Credit Agreement, any agreement evidencing Rate Management Transactions or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(c)     any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations, any impairment or any diminution or loss of value of any security or collateral for the Loan, or any disability or other defense of Borrower or any other Guarantor;

(d)     any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;

(e)     the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f)     the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any agreement evidencing Rate Management Transactions or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;

(g)     the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

Exhibit D – Page 4

(h)     the election by, or on behalf of, any one or more of the Lenders, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (or any successor statute, the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(i)     any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(j)     the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Lenders or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

(k)     the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(l)     any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty.

4.            Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each of the Guarantors’ obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash (other than Unliquidated Obligations (as hereinafter defined)) and the Commitments and all Facility LCs shall have terminated or expired or, in the case of all Facility LCs, are fully collateralized on terms reasonably acceptable to the Administrative Agent and the applicable LC Issuer, at which time, subject to all the foregoing conditions, the guarantees made hereunder shall automatically terminate. Each of the Guarantors agrees that the Administrative Agent and Lenders may enforce this Guaranty without the necessity of resorting to or exhausting any security or collateral (including, without limitation, pursuant to a judicial or nonjudicial foreclosure), if any, and without the necessity of proceeding against Borrower or any other Guarantor. Each of the Guarantors hereby waives any and all benefits under CC Sections 2845, 2849 and 2850, including, without limitation, the right to require the Administrative Agent or Lenders to proceed against Borrower, to proceed against any other Guarantor, to foreclose any lien on any real or personal property, to exercise any right or remedy under the Loan Documents, to draw upon any letter of credit issued in connection herewith, or to pursue any other remedy or to enforce any other right. For purposes of this Guaranty “Unliquidated Obligations” means at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Obligation that is: (i) an obligation under the Credit Agreement to reimburse each LC Issuer for drawings not yet made under a Facility LC issued by it; (ii) any other obligation (including any guarantee) under the Credit Agreement that is contingent in nature at such time; or (iii) an obligation under the Credit Agreement to provide collateral to secure any of the foregoing types of obligations. If at any time any payment of the principal of or interest on any Loan Obligation, or any other amount payable by the Borrower or any other party under the Credit Agreement, any agreement evidencing Rate Management Transactions or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Lender in its discretion), each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Exhibit D – Page 5

5.            General Waivers; Additional Waivers.

(a)          General Waivers.

(i)         Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein or under the other Loan Documents, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

(ii)         Each of the Guarantors waives any and all rights of subrogation, reimbursement, indemnification and contribution, and any other rights and defenses that are or may become available to Guarantors by reason of CC Sections 2787 to 2855, inclusive, 2899 and 3433 including, without limitation, any and all rights or defenses Guarantors may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations or to any other guarantor of any of the Guaranteed Obligations with respect to such guarantor’s obligations under its guaranty, in either case, pursuant to the antideficiency or other laws of this state limiting or discharging the principal’s indebtedness or such other guarantor’s obligations, including, without limitation, California Code of Civil Procedure (“CCP”) Sections 580a, 580b, 580d or 726..

(iii)         Each of the Guarantors waives all rights and defenses that Guarantors may have because the Borrower’s debt is, or at any time may be, secured by real property. This means, among other things:

(A)         the Administrative Agent and Lenders may collect from Guarantors without first foreclosing on any real or personal property collateral (if any) pledged by the Borrower;

(B)         If the Administrative Agent or any Lender forecloses on any real property collateral pledged by the Borrower:

(1)     The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price;

(2)     the Administrative Agent and Lenders may collect from Guarantors even if the Administrative Agent or any Lender, by foreclosing on the real property collateral, has destroyed any right Guarantors may have to collect from the Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses the Guarantors may have because the Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon CCP Sections 580a, 580b, 580d or 726.

Exhibit D – Page 6

(iv)     Each of the Guarantors waives all rights and defenses arising out of an election of remedies by the Administrative Agent or Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, if any, has destroyed the Guarantors’ rights of subrogation and reimbursement against Borrower by the operation of CCP Section 580d or otherwise, and even though that election of remedies by the Administrative Agent or Lenders has destroyed the Guarantors’ rights of contribution against another guarantor of any of the Guaranteed Obligations.

(v)     Each of the Guarantors hereby waives any right it might otherwise have under Section 2822 of the California Civil Code or similar law or otherwise to have the Borrower designate the portion of any such obligation to be satisfied in the event that Borrower provides partial satisfaction of such obligation. Each of the Guarantors acknowledges and agrees that the Borrower may already have agreed with Administrative Agent, or may hereafter agree, that in any such event the designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of the Loan Documents, be made by the Administrative Agent rather than by the Borrower.

No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 5(a).

(b)          Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives, to the fullest extent permitted by law:

(i)     any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii)     (1) notice of acceptance hereof; (2) notice of any Loans, Facility LCs or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of the Administrative Agent and the Lenders to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (6) notice of any Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the other Loan Documents) and demands to which each Guarantor might otherwise be entitled;

Exhibit D – Page 7

(iii)     its right, if any, to require the Administrative Agent and the other Lenders to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the other Lenders has or may have against, the other Guarantors or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid in full in cash) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv)     (a) any rights to assert against the Administrative Agent and the other Lenders defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent and the other Lenders; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: (1) the impairment or suspension of the Administrative Agent’s and the other Lenders’ rights or remedies against the other guarantor of the Guaranteed Obligations; (2) the alteration by the Administrative Agent and the other Lenders of the Guaranteed Obligations; (3) any discharge of the other Guarantors’ obligations to the Administrative Agent and the other Lenders by operation of law as a result of the Administrative Agent’s and the other Lenders’ intervention or omission; or (4) the acceptance by the Administrative Agent and the other Lenders of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and

(v)     any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the Lenders; or (b) any election by the Administrative Agent and the other Lenders under the Bankruptcy Code, to limit the amount of, or any collateral securing, its claim against the Guarantors.

Exhibit D – Page 8

(vi)     Without limiting the generality of the foregoing, each of the Guarantors hereby expressly waives any and all benefits and defenses under (i) CCP Section 580a (which Section, if Guarantors had not given this waiver, would otherwise limit Guarantors’ liability after a nonjudicial foreclosure sale to the difference between the obligations guaranteed herein and the fair market value of the property or interests sold at such nonjudicial foreclosure sale), (ii) CCP Sections 580b and 580d (which Sections, if Guarantors had not given this waiver, would otherwise limit Agent’s and Lenders’ right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), and (iii) CCP Section 726 (which Section, if Guarantors had not given this waiver, among other things, would otherwise require Agent and Lenders to exhaust all of its security before a personal judgment may be obtained for a deficiency). Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of the real or personal property secured thereby (if any), whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, the Guarantors shall remain bound under this Guaranty.

6.           Subordination of Subrogation; Subordination of Intercompany Indebtedness.

(a)     Subordination of Subrogation. Until the Guaranteed Obligations have been fully and finally performed and indefeasibly paid in full in cash (other than Unliquidated Obligations), the Guarantors waive all benefits and defenses under CC Sections 2847, 2848 and 2849 and agree Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which any LC Issuer, any of the Lenders or the Administrative Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until such time the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Lenders, any LC Issuer and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Lenders, any LC Issuer or the Administrative Agent. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Guaranteed Obligations are indefeasibly paid in full in cash (other than Unliquidated Obligations) and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash (other than Unliquidated Obligations). Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Lenders and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6(a).

Exhibit D – Page 9

(b)     Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of such Guarantor against the Borrower or any other Guarantor hereunder (each an “Obligor”) with respect to any Intercompany Indebtedness (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Event of Default has occurred and is continuing, such Guarantor may receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Lenders and the Administrative Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document and any agreement evidencing Rate Management Transactions have been terminated. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Lenders, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Lenders, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Lenders. If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Guarantor agrees that until the Guaranteed Obligations (other than Unliquidated Obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Lenders have been terminated, no Guarantor will assign or transfer to any Person (other than the Administrative Agent) any claim any such Guarantor has or may have against any Obligor.

7.            Contribution with Respect to Guaranteed Obligations.

(a)     To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than Unliquidated Obligations), termination or expiration of all Commitments and Facility LCs or, in the case of all Facility LCs, full collateralization on terms reasonably acceptable to the Administrative Agent, termination of the Credit Agreement and satisfaction of all outstanding obligations under the agreements evidencing Rate Management Transactions, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

Exhibit D – Page 10

(b)     As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the value of the property of such Guarantor at a fair valuation over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)     This Section 7 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 7 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d)     The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e)     The rights of the indemnifying Guarantors against other Guarantors under this Section 7 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than Unliquidated Obligations) and the termination or expiry (or in the case of all Facility LCs, full collateralization), on terms reasonably acceptable to the Administrative Agent, of the Commitments and all Facility LCs and the termination of the Credit Agreement and the satisfaction of all outstanding obligations under the agreements evidencing Rate Management Transactions.

8.           Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any counterparty to any agreement evidencing Rate Management Transactions or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any agreement evidencing Rate Management Transactions or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

9.           Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 13.1 of the Credit Agreement with respect to the Administrative Agent at its notice address therein and, with respect to any Guarantor, in the care of the Borrower at the address of the Borrower set forth in the Credit Agreement, or such other address or telecopy number as such party may hereafter specify for such purpose in accordance with the provisions of Section 13.1 of the Credit Agreement.

Exhibit D – Page 11

10.         No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any agreement evidencing Rate Management Transactions and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

11.         Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns, provided that, except with respect to any sale of a Guarantor as permitted under the Credit Agreement, no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of the Administrative Agent, and any such assignment in violation of this Section 11 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement, any agreement evidencing Rate Management Transactions or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

12.         Changes in Writing. Other than in connection with the addition of other Guarantors, which become parties hereto by executing a Guaranty Supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent and in accordance with Section 8.3 of the Credit Agreement.

13.          Governing Law; Jurisdiction.

(a)     THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

(b)     EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN THE BOROUGH OF MANHATTAN.

Exhibit D – Page 12

(c)     Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 9 of this Guaranty, and each of the Guarantors hereby appoints the Borrower as its agent for service of process. Nothing in this Guaranty or any other Loan Document will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

14.         WAIVER OF JURY TRIAL; WAIVER OF CERTAIN DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS GUARANTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER. EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER GUARANTOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER GUARANTOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER GUARANTORS HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY, THE GUARANTEED OBLIGATIONS, THE LOAN DOCUMENTS, THE TRANSACTIONS DESCRIBED THEREIN, THE LOAN OR THE USE OF THE PROCEEDS THEREOF.

15.         No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

Exhibit D – Page 13

16.          Taxes, Expenses of Enforcement, Etc.

(a)          Taxes.

(i)     Any and all payments by or on account of any obligation of any Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Guarantor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 16) the applicable Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(ii)     The Guarantor shall timely pay to the relevant governmental authority in accordance with applicable law or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(iii)     The Guarantor shall indemnify each Lender or the Administrative Agent, within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 16) payable or paid by such Lender or the Administrative Agent or required to be withheld or deducted from a payment to such Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Guarantor by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(iv)     As soon as practicable after any payment of Taxes by any Guarantor to a governmental authority pursuant to this Section 16, such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(b)         Expenses of Enforcement, Etc. The Guarantors agree to reimburse the Administrative Agent and the other Lenders for any reasonable costs and out-of-pocket expenses (including attorneys’ fees) paid or incurred by the Administrative Agent or any other Lenders in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty.

Exhibit D – Page 14

17.          Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, the other Guarantors and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Lenders or the Administrative Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Lender or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Lender or the Administrative Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Lender or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

18.          Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

19.          Merger; No Oral Agreements. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between each such Guarantor and any Lender or the Administrative Agent. Each Guarantor, by executing this Guaranty (or the Supplement to Guaranty), expressly represents and warrants that it did not rely on any representation, assurance or agreement, oral or written, not expressly set forth in this Guaranty in reaching its decisions to enter into this Guaranty and that no promises or other representations have been made to such Guarantor which conflict with the written terms of this Guaranty. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature may be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty.

20.          Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

21.          Keepwell. Each Qualified ECP Guarantor (as hereinafter defined) hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of all Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 21 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 21, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 21 shall remain in full force and effect until all Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid in full in cash (other than Unliquidated Obligations) and the Commitments and all Facility LCs shall have terminated or expired or, in the case of all Facility LCs, are fully collateralized on terms reasonably acceptable to the Administrative Agent. Each Qualified ECP Guarantor intends that this Section 21 constitute, and this Section 21 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Notwithstanding anything herein to the contrary, if a Guarantor or a counterparty under any swap makes a written representation to the Lenders in connection with this Guaranty, a swap, or any master agreement governing a swap to the effect that such Guarantor is or will be an “eligible contract participant” as defined in the Commodity Exchange Act on the date the Guaranty becomes effective with respect to such swap (this date shall be the date of the execution of the swap if the corresponding Guaranty is then in effect, and otherwise it shall be the date of execution and delivery of such Guaranty unless the Guaranty specifies a subsequent effective date), and such representation proves to have been incorrect when made or deemed to have been made, the Lenders reserve all of their contractual and other rights and remedies, at law or in equity, including (to the extent permitted by applicable law) the right to claim, and pursue a separate cause of action, for damages as a result of such misrepresentation, provided that such Guarantor’s liability for such damages shall not exceed the amount of the Excluded Swap Obligations with respect to such swap. As used herein, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Exhibit D – Page 15

22.         Electronic Execution. Delivery of an executed counterpart of a signature page of (a) this Guaranty, (b) any other Loan Document and/or (c) any Ancillary Document that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Guaranty, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any Guarantor without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, any LC Issuer or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Guarantor hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the LC Issuers, the Lenders, the Borrower and the Guarantors, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Guaranty, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent, each LC Issuer and each of the Lenders may, at its option, create one or more copies of this Guaranty, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Guaranty, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Guaranty, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any liabilities arising solely from the Administrative Agent’s and/or any LC Issuer’s or Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrower and/or any Guarantor to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

[SIGNATURE PAGES TO FOLLOW]

Exhibit D – Page 16

IN WITNESS WHEREOF, each Initial Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

THE NEW HOME COMPANY

SOUTHERN CALIFORNIA LLC,

a Delaware limited liability company

By:________________________________

Name: _____________________________

Title: ______________________________

By:________________________________

Name: _____________________________

Title: ______________________________

THE NEW HOME COMPANY

NORTHERN CALIFORNIA LLC,

a Delaware limited liability company

By:________________________________

Name: _____________________________

Title: ______________________________

By:________________________________

Name: _____________________________

Title: ______________________________

TNHC LAND COMPANY LLC,

a Delaware limited liability company

By:________________________________

Name: _____________________________

Title: ______________________________

By:________________________________

Name: _____________________________

Title: ______________________________

Exhibit D – Page 17

TNHC SAN JUAN LLC,

a Delaware limited liability company

By:        The New Home Company Southern California LLC,

a Delaware limited liability company,

its Managing Member

By:_____________________________

Name:

Title:

By:_____________________________

Name:

Title:

TNHC ARIZONA LLC,

a Delaware limited liability company

By:        The New Home Company Inc.,

a Delaware corporation,

its Managing Member

By:_____________________________

Name:

Title:

By:_____________________________

Name:

Title:

Exhibit D – Page 18

TNHC-SANTA CLARITA GP LLC,

a Delaware limited liability company

By:________________________________

Name: _____________________________

Title: ______________________________

By:________________________________

Name: _____________________________

Title: ______________________________

TNHC-ARANTINE GP LLC, LLC,

a Delaware limited liability company

By:________________________________

Name: _____________________________

Title: ______________________________

By:________________________________

Name: _____________________________

Title: ______________________________

TNHC - CALABASAS GP LLC,

a Delaware limited liability company

By:________________________________

Name: _____________________________

Title: ______________________________

By:________________________________

Name: _____________________________

Title: ______________________________

Exhibit D – Page 19

TNHC – CANYON OAKS LLC,

a Delaware limited liability company

By:________________________________

Name: _____________________________

Title: ______________________________

By:________________________________

Name: _____________________________

Title: ______________________________

TNHC GROVE INVESTMENT LLC,

a Delaware limited liability company

By:________________________________

Name: _____________________________

Title: ______________________________

By:________________________________

Name: _____________________________

Title: ______________________________

LR8 INVESTORS, LLC,

a Delaware limited liability company

By:________________________________

Name: _____________________________

Title: ______________________________

By:________________________________

Name: _____________________________

Title: ______________________________

Exhibit D – Page 20

LR8 OWNER, LLC,

a Delaware limited liability company

By:________________________________

Name: _____________________________

Title: ______________________________

By:________________________________

Name: _____________________________

Title: ______________________________

TNHC REALTY AND CONSTRUCTION INC.,

a Delaware corporation

By:________________________________

Name: _____________________________

Title: ______________________________

By:________________________________

Name: _____________________________

Title: ______________________________

DMB/TNHC LLC,,

a Delaware limited liability company

By:________________________________

Name: _____________________________

Title: ______________________________

By:________________________________

Name: _____________________________

Title: ______________________________

Exhibit D – Page 21

LARKSPUR LAND 8 INVESTORS, LLC,

a Delaware limited liability company

By:________________________________

Name: _____________________________

Title: ______________________________

By:________________________________

Name: _____________________________

Title: ______________________________

LARKSPUR LAND 8 OWNER, LLC,

a Delaware limited liability company

By:________________________________

Name: _____________________________

Title: ______________________________

By:________________________________

Name: _____________________________

Title: ______________________________

TNHC ARIZONA MARKETING LLC,

a Delaware limited liability company

By:________________________________

Name: _____________________________

Title: ______________________________

By:________________________________

Name: _____________________________

Title: ______________________________

Exhibit D – Page 22

TNHC TIDELANDS LLC,

a Delaware limited liability company

By:        The New Home Company Northern California LLC,

a Delaware limited liability company,

its Sole Member and Manager

By:_____________________________

Name:

Title:

By:_____________________________

Name:

Title:

TNHC HOLDINGS LLC,

a Delaware limited liability company

By:        TNHC Land Company LLC,
a Delaware limited liability company,
its Sole Member

By:_____________________________

Name:

Title:

By:_____________________________

Name:

Title:

Exhibit D – Page 23

TNHC HOLDINGS 1 LLC,

a Delaware limited liability company

By:         TNHC Land Company LLC,
a Delaware limited liability company,
its Sole Member

By:_____________________________

Name:

Title:

By:_____________________________

Name:
Title:

Exhibit D – Page 24

Acknowledged and Agreed to:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:_____________________________

Name: __________________________

Title: ___________________________

Exhibit D – Page 25

ANNEX I

SUPPLEMENT TO GUARANTY

Reference is hereby made to the Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of October 30, 2020, made by the Persons listed on the signature pages thereto (each an “Initial Guarantor,” and together with any additional Persons which become parties to the Guaranty by executing Guaranty Supplements thereto substantially similar in form and substance hereto, the “Guarantors”), in favor of the Administrative Agent, for the ratable benefit of the Lenders, under the Credit Agreement. Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty.

By its execution below, the undersigned, [NAME OF NEW GUARANTOR], a [________________] [corporation] [partnership] [limited liability company] (the “New Guarantor”), unconditionally agrees to become, and does hereby become, a Guarantor under the Guaranty, and agrees to be bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which each Guarantor is subject under such Guaranty as if originally a party thereto, all with the same force and effect as if the undersigned were an original signatory to the Guaranty. By its execution below, the undersigned represents and warrants as to itself that all of the representations, warranties and covenants contained in Section 1 of the Guaranty are true and correct in all respects as of the date hereof. The undersigned hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Guarantor contained in the Guaranty.

IN WITNESS WHEREOF, the New Guarantor has executed and delivered this Supplement to Guaranty as of this __________ day of _________, 20___.

[NAME OF NEW GUARANTOR] By:______________________________ Name: Title:

Exhibit D – Page 26

EXHIBIT E

FORM OF NOTE

[_________], 20[__]

The New Home Company Inc., a Delaware corporation (the “Borrower”), promises to pay to [________________________________________________] (the “Lender”) and its registered assigns the principal sum of [________________________________] AND NO/100 DOLLARS ($[_______________].00), or such lesser amount of the aggregate outstanding and unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Agreement (as hereinafter defined), in immediately available funds at the applicable office of JPMorgan Chase Bank, N.A., as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of October 30, 2020 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent, to which reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

In the event of default hereunder, the undersigned agree to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waive demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

Exhibit E – Page 1

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

THE NEW HOME COMPANY INC.,
a Delaware corporation

By:______________________________

Name: ___________________________

Title: ____________________________

By:______________________________

Name: ___________________________

Title: ____________________________

Exhibit E – Page 2

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF [_________________],
DATED [__________], 20[__]

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

Exhibit E – Page 3

EXHIBIT F

PRO FORMA BORROWING BASE CERTIFICATE

__________, 20___

The undersigned herby certifies that as of the above date, the Borrower (as defined below) is in compliance with the financial covenants and tests set forth in Section 6.19 of the Credit Agreement (as defined below). Borrower is in compliance with all covenants, terms and conditions applicable to Borrower and each Guarantor under or pursuant to the Credit Agreement and other Loan Documents described therein. Other than as hereinafter disclosed there exists no Default or Event of Default by the Borrower or Guarantors under the Credit Agreement or other Loan Documents. In addition, this Borrowing Base Certificate is in compliance with all terms of the Credit Agreement dated as of October 30, 2020 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among The New Home Company Inc. (the “Borrower”), the Lenders and LC Issuers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings used and defined in the Credit Agreement. Attached hereto as Schedule 1 is a reconciliation of the calculations set forth below to the amounts set forth in Borrower’s financial statements most recently delivered to Administrative Agent pursuant to Section 6.1(a) or (b), as applicable.

Exhibit F – Page 1

BORROWING BASE AVAILABILITY		Units	Gross Amount/Book Value	Factor	Adjusted Amount
“Borrowing Base” Availability Calculation

(i)	Unrestricted Cash
	Cash and Cash Equivalents		$ [ ]	100%	$ [ ]
	Less: Min Liquidity Req		$ [ ]	100%	$ [ ]

	Subtotal	-			$ [ ]	-

(ii)	Escrow Receivables		$ [ ]	90%	$ [ ]

(iii)	Presold Units (excluding Designated Condominium Projects)		$ [ ]	90%	$ [ ]

(iv)	Model Units (excluding Designated Condominium Projects)		$ [ ]	80%	$ [ ]

(v)	Spec Units (excluding Designated Condominium Projects)		$ [ ]	80%	$ [ ]

(vi)	Presold Units in Designated Condominium Projects		$ [ ]	75%	$ [ ]

(vii)	Model Units in Designated Condominium Projects		$ [ ]	75%	$ [ ]

(viii)	Spec Units in Designated Condominium Projects		$ [ ]	75%	$ [ ]

(ix-x)	Finished Lots / Land Under Dev’t		$ [ ]	65%	$ [ ]

(xi)	Entitled Land		$ [ ]	50%	$ [ ]

	Subtotal		$ [ ]		$ [ ]

Exhibit F – Page 2

Deductions (see calc below):
	(a) FinLot/LUD/Land > 40%		-	$ [ ]
	(b) Land > 12.5%		-	$ [ ]
	(c) Spec Advance Rate reduces to 25% after 360 days (excluding each Designated Condominium Project, which reduce to 25% after 24 months)			$ [ ]
	(d) Models unsold 180 days after last production sold			$ [ ]	-

“Borrowing Base” Availability Limitation Tests

(a)
	Borrowing Base subtotal	-		$ [ ]
	50%	-

	Sum of Fin Lots, LUD & Land (ix, x & xi)	-		$ [ ]

	Excess Amt over 50%	-	-	$ [ ]

(b)
	Borrowing Base subtotal	-		$ [ ]
	12.5%	-

	Land (xi)	-		$ [ ]

	Excess Amt over 12.5%	-	-

(d)	Models unsold 180d after last production sold
	Project	-		$ [ ]

	Amt to deduct	-	-	$ [ ]
	Total Borrowing Base			$ [ ]
	Less: Borrowing Base Debt			$ [ ]

Exhibit F – Page 3

Revolver Availability	$ [ ]

Less: Revolver Outstandings as of [ ], 20[ ]
Less: Letters of Credit as of [ ], 20[ ]

Draw Availability	$ [ ]

Exhibit F – Page 4

SCHEDULE 1

[ATTACH RECONCILIATION TO FINANCIAL STATEMENTS]

Exhibit F – Page 5

EXHIBIT G

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated as of [__________], 20[__] (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of October 30, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The New Home Company Inc., a Delaware corporation (the “Borrower”), the Lenders and LC Issuers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S E T H

WHEREAS, pursuant to Section 2.22 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate an increase in the Aggregate Commitment under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the Aggregate Commitment pursuant to such Section 2.22 of the Credit Agreement; and

WHEREAS, pursuant to Section 2.22 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.     The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $[__________], thereby making the aggregate amount of its total Commitment equal to $[__________].

2.     The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.     Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.     This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.     This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

Exhibit G – Page 1

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER] By: ______________________________ Name: Title:

Accepted and agreed to as of the date first written above:

THE NEW HOME COMPANY INC.,
a Delaware corporation

By:______________________________

Name: ___________________________

Title: ____________________________

By:______________________________

Name: ___________________________

Title: ____________________________

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By:______________________________

Name: ___________________________

Title: ____________________________

Exhibit G – Page 2

EXHIBIT H

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated as of [__________], 20[__] (this “Supplement”), to the Credit Agreement, dated as of October 30, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The New Home Company Inc., a Delaware corporation (the “Borrower”), the Lenders and LC Issuers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S E T H

WHEREAS, the Credit Agreement provides in Section 2.22 thereof that any bank, financial institution or other entity may extend Commitments under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.     The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment of $[__________] [and an LC Issuer’s LC Limit of $__________].9

2.     The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement and that none of the funds, monies, assets or other consideration being used to fund its Loans are “plan assets” as defined under ERISA and that is rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

9 Include if applicable.

Exhibit H – Page 1

3.       The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[___________]

4.       The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.       Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6.       This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.       This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

Exhibit H – Page 2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER] By: ______________________________ Name: Title:

Accepted and agreed to as of the date first written above:

THE NEW HOME COMPANY INC.,
a Delaware corporation

By:______________________________

Name: ___________________________

Title: ____________________________

By:______________________________

Name: ___________________________

Title: ____________________________

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By:______________________________

Name: ___________________________

Title: ____________________________

Exhibit H – Page 3

EXHIBIT I

LIST OF CLOSING DOCUMENTS

THE NEW HOME COMPANY INC.

CREDIT FACILITY

LIST OF CLOSING DOCUMENTS

Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below.

A.     LOAN DOCUMENTS

1.

Credit Agreement dated as of October 30, 2020 (the “Credit Agreement”), among The New Home Company Inc., a Delaware corporation (the “Borrower”), the Lenders and LC Issuers party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), evidencing a revolving credit facility to the Borrower from the Lenders in an initial aggregate principal amount of up to $60,000,000.

SCHEDULES

Pricing Schedule

Schedule 1 – Commitments

Schedule 2 – LC Issuers’ LC Limits

Schedule 3 – Guarantors

Schedule 5.8 – Subsidiaries

EXHIBITS

Exhibit A – Form of Compliance Certificate

Exhibit B – Form of Assignment and Assumption Agreement

Exhibit C – Form of Borrowing Notice

Exhibit D – Form of Guaranty

Exhibit E – Form of Note

Exhibit F – Form of Borrowing Base Certificate

Exhibit G – Form of Increasing Lender Supplement

Exhibit H – Form of Augmenting Lender Supplement

Exhibit I – List of Closing Documents

2.	Notes executed by the Borrower in favor of any Lender, if any, which has requested a note pursuant to Section 2.12(d) of the Credit Agreement.

3.

Guaranty dated as of October 30, 2020 by and among each of the Persons listed on the signature pages thereto (each an “Initial Guarantor” and collectively with the Borrower, the “Loan Parties”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, for the benefit of Lenders under the Credit Agreement.

Exhibit I – Page 1

4.	If the initial Credit Extension will include the issuance of a Facility LC, a properly completed Facility LC Application.

B.     CORPORATE DOCUMENTS

4.

Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the Operating Agreement or other organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, (iv) the Good Standing Certificate (or analogous documentation if applicable) for such Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction and (v) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request an Advance or the issuance of a Facility LC under the Credit Agreement.

C.     OPINIONS

5.	Opinion of Gibson, Dunn & Crutcher LLP, counsel for the Loan Parties.

D.     CLOSING CERTIFICATES AND MISCELLANEOUS

6.

A Certificate signed by an Authorized Officer of the Borrower certifying the following: on the Effective Date (1) no Default or Event of Default has occurred and is continuing and (2) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) as of such date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date.

Exhibit I – Page 2